UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)

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ePlus inc.
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Notice of 2022 Annual Meeting of Shareholders
and
Proxy Statement

EPLUS INC.
NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

When:	Where:

September 15, 2022 8:30 a.m. ET	The Westin Washington Dulles Airport 2520 Wasser Terrace Herndon, Virginia 20171

We at ePlus inc. (“ePlus” or the “Company”) are pleased to invite you to our 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”). Although we currently plan to meet in person, ePlus will prioritize the health and wellbeing of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2022 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2022 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2022 Annual Meeting at that time.

Items of Business:

1.	Elect as directors the eight nominees named in the attached proxy statement, each to serve an annual term, and until their successors have been duly elected and qualified;
2.	Hold an advisory vote on our named executive officers’ compensation as disclosed in the proxy statement;
3.	Ratify the selection of our independent registered accounting firm;
4.	Approve the 2022 Employee Stock Purchase Plan;
5.	Hold an advisory vote on the frequency of future advisory votes to approve named executive officer compensation; and
6.	Transact such other business as may properly come before the 2022 Annual Meeting, and any postponements or adjournments thereof.

Record Date:

All Shareholders are welcome to attend the 2022 Annual Meeting. Holders of our common stock at the close of business on July 20, 2022, are entitled to notice of, and to vote at, the 2022 Annual Meeting.

How to Vote:

Your vote is important to us. Please see “Voting Information” on page 5 for instructions on how to vote your shares.

These proxy materials are first being distributed on or about July 29, 2022.

July 29, 2022	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary, General Counsel & Chief Compliance Officer

IMPORTANT NOTICE
Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on September 15, 2022:

ePlus’ Proxy Statement for the 2022 Annual Meeting
and its Annual Report for the Fiscal Year Ended March 31, 2022,
are Available Online at www.edocumentview.com/plus.

PROXY STATEMENT TABLE OF CONTENTS

STOCK OWNERSHIP	19
Ownership of our Common Stock	19
Directors and Executive Officers	20
Principal Shareholders	21
EXECUTIVE OFFICERS	21
EXECUTIVE COMPENSATION	22
PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation	22
COMPENSATION COMMITTEE REPORT	23
COMPENSATION DISCUSSION AND ANALYSIS	23
OVERVIEW	24
Fiscal Year 2022 Financial Highlights	24
Our Executive Compensation Program	24
Our Executive Compensation Practices	24
2021 Say-On-Pay Vote	25
Long-Term Cash Incentive Compensation	25
WHAT WE PAY AND WHY	25
Fiscal Year 2022 Executive Compensation Decisions	25
Base Salary	26
Annual Cash Incentive Awards	26
Long-Term Incentive Program	28
Other Elements of Our Fiscal Year 2022 Executive Compensation Program	30
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS	31
Role of the Board and Compensation Committee, and our Executive Officers	31
Guidance from the Compensation Committee’s Independent Compensation Consultant	32
Comparison Peer Groups	32
Alignment of Senior Management Team to Drive Performance	33
2022 EXECUTIVE COMPENSATION	34
2022 Summary Compensation Table	34
2022 Grants of Plan-Based Awards Table	35
Outstanding Equity Awards at 2022 Fiscal Year End	36
Fiscal Year 2022 Options Exercised and Stock Vested	36
Employment Agreements, Severance, and Change in Control Provisions	37
2022 Pay Ratio Disclosure	41
EQUITY COMPENSATION PLAN INFORMATION	41
PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2023	42

PROXY STATEMENT SUMMARY

2022 Annual Meeting

Who:	Shareholders as of the Record Date, July 20, 2022
What:	See detailed Proposals on pages 11, 22, 42, 44 and 51, and summaries below
When:	September 15, 2022, 8:30 a.m. ET
Where:	The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171
How:	Internet/Mobile, Phone, Mail, In Person (see Voting Information beginning on page 5 for details)

Although we currently plan to meet in person, ePlus will prioritize the health and well-being of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2022 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2022 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2022 Annual Meeting at that time.

Who We Are and What We Do

ePlus has an unwavering and relentless focus on leveraging technology to create inspired and transformative business outcomes for its customers. Offering a robust portfolio of solutions, as well as a full set of consultative and managed services across the technology spectrum, ePlus has proudly achieved more than 30 years of success in the business, carrying customers forward through adversity, rapidly changing environments, and other obstacles. ePlus is a trusted advisor, bringing expertise, credentials, talent and a thorough understanding of innovative technologies, spanning security, cloud, data center, networking, collaboration and emerging solutions, to organizations across all industry segments. With complete lifecycle management services and flexible payment solutions, ePlus’ more than 1,500 associates are focused on cultivating positive customer experiences and are dedicated to their craft, harnessing new knowledge while applying decades of proven experience. ePlus is headquartered in Virginia, with offices in the United States, UK, Europe, and Asia‐Pacific. For more information, visit www.eplus.com.

2022 Annual Meeting at a Glance

Our Board of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

ePlus’ Board of Directors (the “Board of Directors” or “Board”) is currently composed of seven directors who are “independent,” and one director, our Chief Executive Officer, Mark Marron, who is not “independent,” within the meaning of Nasdaq’s listing standards. At the beginning of our fiscal year ended March 31, 2022, our director Bruce Bowen did not meet the categorical standards for “independence” within the meaning of Nasdaq’s listing standards, because he had been an employee of the Company within the prior three years. However, the three-year anniversary of his retirement from the Company occurred in May 2021. Since such time, the Board has affirmatively determined that Mr. Bowen is “independent” within the meaning of Nasdaq’s listing standards.

C. Thomas Faulders continued as our board Chairman during the fiscal year 2022.

The Board’s Nominating and Corporate Governance Committee has recommended to the Board, and the Board has nominated, each of our sitting directors for election at our 2022 Annual Meeting, having found they each possess the requisite knowledge, skills, and abilities to oversee the Company’s long-term business objectives.

		ePlus 2022 Director Nominees
		Board Committees
Name	Age	Audit	Compensation	Nominating & Corporate Governance	Number of Other Public Company Boards	Independent Director
Bruce M. Bowen	70				0	X
John E. Callies	68	X	Chair		0	X
C. Thomas Faulders, III, Chairman	72	X	X		0	X
Eric D. Hovde	58		X	Chair	0	X
Ira A. Hunt, III	66		X	X	0	X
Mark P. Marron, CEO and President	61				0
Maureen F. Morrison	68	Chair		X	2	X
Ben Xiang	37	X	X		0	X

More information about our Board, including their biographies, is available in Proposal 1 – Election of Directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE DIRECTOR NOMINEES

Our Executive Officers’ Compensation

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICERS’ COMPENSATION

Our executive compensation philosophy is to reward performance in alignment with our shareholders’ long-term interests, and to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms.

For the fiscal year ended March 31, 2022, our named executive officers were Chief Executive Officer (“CEO”) and President, Mark P. Marron; Chief Financial Officer (“CFO”), Elaine D. Marion; and Chief Operating Officer (“COO”), Darren S. Raiguel. Each received a base salary, short- and long-term cash incentive compensation, and long-term equity-based incentive compensation. Detailed information about our executive compensation practices is available in our Compensation Discussion and Analysis.

Last year, our shareholders approved the Company’s say-on-pay proposal with approximately 98% of the votes cast in its favor. The Compensation Committee considered this approval in determining that our executive compensation philosophies and objectives continue to be appropriate, and did not require changes in response to the 2021 say-on-pay vote.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF EXECUTIVE COMPENSATION

Our Independent Registered Public Accounting Firm

PROPOSAL 3 – RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board’s Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2023. Deloitte has served as the Company’s independent registered public accounting firm since 1990, and the Board unanimously recommends that shareholders vote to ratify the appointment of Deloitte as the Company’s independent registered public accounting firm. More information about Deloitte is available in Proposal 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2023.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE

2022 Employee Stock Purchase Plan

PROPOSAL 4 – APPROVAL OF 2022 EMPLOYEE STOCK PURCHASE PLAN

Our Board has unanimously adopted, subject to shareholder approval, the Employee Stock Purchase Plan (“Purchase Plan”) for our employees and the employees of our participating subsidiaries. The Purchase Plan authorizes the issuance of 2,500,000 shares of our common stock.

The primary purpose of the Purchase Plan is to provide eligible employees with an opportunity to participate in the ownership of the Company by purchasing common stock of the Company at a discounted price through payroll deductions. The Purchase Plan is intended to benefit the Company as well as its shareholders and employees.

We firmly believe that the Purchase Plan is a necessary and powerful incentive and retention tool for our employees that will enable us to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company; (2) enhance such employees’ sense of participation in the affairs of the Company; (3) further align such employees’ interest with those of our shareholders; and (4) provide an additional incentive for continued employment. We believe that our shareholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Additionally, the Company will benefit from the periodic investments of capital provided by participants in the Purchase Plan.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2022 EMPLOYEE STOCK PURCHASE PLAN

Frequency of Future Advisory Say-on-Pay Votes

PROPOSAL 5 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders may indicate their preferred voting frequency for holding an advisory vote on our named executive officer compensation once every one, two, or three years. Our Board of Directors believes that an annual advisory vote on named executive officer compensation will provide our shareholders with direct and timely input on our executive compensation program, and is the most appropriate alternative for the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE YEAR

VOTING INFORMATION

We are using the “Notice and Access” method of furnishing proxy materials to you over the Internet. The Securities and Exchange Commission’s (“SEC”) Notice and Access rules permit us to furnish our shareholders with proxy materials, including this proxy statement and our Annual Report on Form 10-K for fiscal year 2022, by providing access to such documents on the Internet instead of mailing printed copies. We believe that this process will provide you with convenient and efficient access to your proxy materials so you may vote your shares, while allowing us to reduce the environmental impact of our 2022 Annual Meeting and the costs of printing and distributing the proxy materials. On or about July 29, 2022, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) with instructions for accessing our proxy statement and Annual Report on Form 10-K. The Notice also identifies the items to be voted on at the 2022 Annual Meeting and provides instructions for voting and instructions for requesting a printed copy of the proxy materials. Most shareholders will not receive printed copies of the proxy materials unless they request them. If you would like to receive printed or electronic copies of our proxy materials, you should follow the instructions in the Notice for requesting such materials. Any request to receive proxy materials by mail will remain in effect until you revoke it.

Who May Vote

You are eligible to vote at the 2022 Annual Meeting if you were a shareholder of record of ePlus inc. as of the close of business on July 20, 2022, the record date (“Record Date”) for our 2022 Annual Meeting.

Vote Today

Cast your vote as soon as possible on each of the proposals listed below to ensure your shares are represented.

Proposal		More Information	Board Recommendation
1	Election of Directors	Page 11	FOR each Director Nominee
2	Advisory Vote to Approve Named Executive Officers' Compensation	Page 22	FOR
3	Ratification of Independent Registered Public Accounting Firm	Page 43	FOR
4	2022 Employee Stock Purchase Plan	Page 44	FOR
5	Frequency of Advisory Say-on-Pay Votes	Page 52	FOR every one year

Vote in Advance of the 2022 Annual Meeting

Even if you plan to attend the 2022 Annual Meeting in person, read this proxy statement with care and cast your vote as soon as possible, as described below. For shareholders of record, have your Notice or proxy card in hand and follow the instructions. If you hold your shares through a broker, bank, or other nominee, you will receive voting instructions from your broker, bank, or other nominee, including whether telephone or Internet voting options are available.

•	Vote your shares online at www.investorvote.com/plus until 11:59 p.m. ET on September 14, 2022.
•	Vote your shares by toll-free telephone call by calling 1-800-652-VOTE (8683) until 11:59 p.m. ET on September 14, 2022.
•	Vote your shares by mail; mark, sign, and date your proxy card, and return it in the postage-paid envelope (must be received by 8:30 a.m. ET on September 15, 2022).

Vote at the 2022 Annual Meeting

You may vote in person at the 2022 Annual Meeting, which will be held on September 15, 2022, at 8:30 a.m. ET at the Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171.

Although we currently plan to meet in person, ePlus will prioritize the health and wellbeing of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2022 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2022 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2022 Annual Meeting at that time.

If you hold your shares through a broker, bank, or other nominee and would like to vote in person at the 2022 Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

CORPORATE GOVERNANCE

Our Board of Directors has adopted Corporate Governance Guidelines (the “Guidelines”) that provide a framework for effective corporate governance. The Guidelines outline our Board of Directors’ operating principles, and the composition and working processes of our Board and its committees. Our Nominating and Corporate Governance Committee periodically reviews our Guidelines and developments in corporate governance, and, if appropriate, recommends proposed changes for Board approval.

Our Guidelines and other corporate governance documents, including bylaws, committee charters, certificate of incorporation, and our Code of Conduct and Business Partner Code of Conduct, are all available on our website at https://www.eplus.com/investors/corporate-governance-legal.

Independence of Our Board of Directors

Under our Guidelines and Nasdaq’s listing standards, a majority of our Board members must be “independent.” The Board of Directors annually determines whether each of our directors is independent. In determining independence, the Board follows the independence criteria set forth in Nasdaq’s listing standards, and considers all relevant facts and circumstances.

Pursuant to Nasdaq’s independence criteria, a director is not “independent” if she or he has one or more of the relationships specifically enumerated in Nasdaq’s listing standards. In addition, the Board must affirmatively determine that a director does not have a relationship that, in the Board’s opinion, would interfere with that director’s exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Messrs. Bowen, Callies, Hunt, Faulders, Hovde, Xiang, and Ms. Morrison, are “independent” under the applicable Nasdaq listing standards.

Leadership Structure of Our Board of Directors

The Board regularly reviews the effectiveness of the Company’s structure, and on at least an annual basis examines what form of structure is in the best interest of our shareholders. The Board has determined that a structure with a separation of the Chairman and CEO roles will enable the Board to best carry out its roles and responsibilities on behalf of ePlus’ shareholders, and currently, C. Thomas Faulders serves as our Chairman. Additionally, the Board believes that this structure further supports the CEO’s focusing on operating and managing ePlus, while leveraging the Chairman’s experience and perspective.

The Board also regularly reviews its committee structure. The Board’s standing committees—Audit, Compensation, and Nominating and Corporate Governance—are comprised entirely of independent directors, which further complements the Board’s oversight role.

Board Committees

Our Board has three standing committees: (1) Audit, (2) Compensation, and (3) Nominating and Corporate Governance. Each committee’s charter is available on our website at https://www.eplus.com/investors/corporate-governance-legal/committee-charters. Additional information about each committee is below.

Compensation Committee

Chair:
John E. Callies

Other Committee Members:
C. Thomas Faulders, Eric D. Hovde, Ira A. Hunt,
Ben Xiang

Meetings Held in Fiscal Year 2022: 6

Independence:
Each member of the Compensation Committee meets the compensation committee independence requirements of Nasdaq and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) rules, as well as the non-employee director requirements of Exchange Act Rule 16b-3, and the outside director requirements under the Internal Revenue Code (“IRC”) Section 162(m).

Primary Responsibilities:
Our Compensation Committee is responsible for, among other things: (1) reviewing and approving, and recommending for Board ratification, the corporate goals and objectives applicable to the compensation of the Company’s CEO and other executive officers; (2) reviewing and approving and, if required by law, recommending for Board approval incentive compensation and equity-based plans, and, where appropriate or required, recommending such plans for shareholder approval; (3) reviewing the Company’s incentive compensation arrangements relating to executive officer compensation to determine whether they encourage excessive risk-taking, reviewing and discussing the relationship between risk management policies and practices and executive compensation, and evaluating policies and practices that could mitigate any such risk; (4) reviewing and discussing with management the Compensation Discussion and Analysis (“CD&A”) and related executive compensation information, and recommending the same for inclusion in the Company’s proxy statement or Annual Report; (5) reviewing and recommending for Board approval the frequency with which the Company conducts Say on Pay votes, and approving proposals regarding the Say on Pay Vote; (6) directly responsible for the appointing, compensating, and overseeing of any work of any compensation consultant, legal counsel, or other advisor the Committee retains; (7) overseeing management’s development and succession planning; and (8) reviewing and approving, or reviewing and recommending for Board approval, employment agreements and severance/change in control agreements for the Company’s executive officers.

Nominating and Corporate Governance Committee

Chair:
Eric D. Hovde

Other Committee Members:
Ira A. Hunt, Maureen F. Morrison

Meetings Held in Fiscal Year 2022: 3

Independence:
Each member of the Nominating and Corporate Governance Committee meets Nasdaq’s independence requirements.
Primary Responsibilities:
Our Nominating and Corporate Governance Committee is responsible for, among other things: (1) selecting and recommending nominees for director to the Board; (2) recommending committee composition to the Board; (3) overseeing the evaluation of the Board and each of its committees; (4) reviewing and recommending compensation of non-employee directors to the Board; (5) reviewing our related party transaction policy, and any related party transactions; and (6) reviewing and assessing the adequacy of our corporate governance framework, including our Certificate of Incorporation, Bylaws, and Corporate Governance Guidelines, and making recommendations to the Board as appropriate.

Audit Committee

Chair:
Maureen F. Morrison

Other Committee Members:
John E. Callies, C. Thomas Faulders, Ben Xiang

Meetings Held in Fiscal Year 2022: 13

Independence:
Each Audit Committee member meets the audit committee independence requirements of Nasdaq and the Exchange Act rules.

Qualifications:
Each member of the Audit Committee is financially literate, knowledgeable, and qualified to review financial statements.

In addition, the Board has determined that
C. Thomas Faulders and Maureen F. Morrison meet the definition of an “audit committee financial expert” under the Exchange Act rules.

Primary Responsibilities:
Our Audit Committee is responsible for, among other things: (1) appointing, compensating, retaining, and overseeing the work of the independent auditor engaged to prepare or issue audit reports and perform other audit, review, or attest services for the Company; (2) discussing the annual audited financial statements with management and the Company’s independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (“MD&A”), and recommending to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K; (3) discussing the Company’s unaudited financial statements and related footnotes and the MD&A portion of the Company’s Form 10-Q for each interim quarter with management and the independent auditor, as appropriate; (4) overseeing the Company’s internal audit function; and (5) discussing the earnings press releases and financial information and earnings guidance, if any, provided to analysts and ratings agencies with management and/or the independent auditor, as appropriate.

Board and Committee Meetings

Our directors are expected to attend meetings of the Board and applicable committees. During our fiscal year ended March 31, 2022, the Board held ten meetings. Each of our directors attended at least 80 percent of the meetings of the Board and the committees on which she or he served. Although we do not have a formal policy requiring directors to attend our Annual Meetings, we encourage their attendance. Seven of our eight directors attended our September 2021 Annual Meeting of Shareholders.

Board of Directors’ Role in Risk Oversight

The Board oversees the Company’s enterprise risk management process. Management reviews the process with the Board on a periodic basis, including identifying key risks and steps taken to monitor or mitigate those risks. In addition, the Board’s standing committees—Audit, Compensation, and Nominating and Corporate Governance—assist the Board in discharging its oversight duties as described below. Accordingly, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner outlined below, the Board itself remains responsible for overseeing the Company’s risk management program.

The Audit Committee discusses with management and/or the independent auditor, as appropriate, risks related to the Committee’s roles and responsibilities as described in its charter.

The Compensation Committee reviews risks related to the subject matters for which it is responsible, primarily our executive compensation program and incentive plans.

The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible, primarily corporate governance matters and related party transactions.

Code of Conduct

We are committed to behaving ethically. Our Code of Conduct, which applies to all our directors and employees, including our principal executive officer and principal financial and accounting officer, is available on our website at https://www.eplus.com/investors/corporate-governance-legal/code-of-conduct. If we make any substantive amendments to the Code of Conduct, or grant any waiver from a provision to our executive officers, it is our intention to disclose the nature of such amendment or waiver on our website if such disclosure is required by Exchange Act or Nasdaq rules. We also have a Business Partner Code of Conduct, which clarifies our expectations in the areas of business integrity, labor practices, health and safety, and environmental management. The Business Partner Code of Conduct complements our Code of Conduct, and is available on our website at https://www.eplus.com/investors/corporate-governance-legal/business-partner-code-of-conduct. We expect our suppliers, vendors, contractors and subcontractors, agents, and other providers of goods and services for ePlus-affiliated entities worldwide to follow our Business Partner Code of Conduct.

Hedging, Short Sales, and Pledging Policies

Our Insider Trading Policy applies to our directors and employees, as well as family trusts or similar entities controlled by or benefiting individuals subject to the Insider Trading Policy. The policy prohibits directors, officers, and employees who are Insiders (as defined in the policy) from hedging transactions involving Company securities, and it also prohibits transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities. The policy prohibits Insiders from holding securities in a margin account or pledging securities as collateral, except in certain circumstances with pre-approval from our General Counsel.

Communications with the Board of Directors

Shareholders who desire to communicate with the Board or its committees may do so by writing to them at the Company’s headquarters at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. Correspondence may be addressed to the collective Board, or to any of its individual members or committees. Any such communication is promptly distributed to the director(s) named therein unless such communication is considered, either presumptively or in the reasoned judgment of the Company’s Corporate Secretary, to be improper for submission to the intended recipient(s). Examples of communications that would presumptively be deemed improper for submission include, without limitation, solicitations, communications that do not relate to the Company, and unsolicited advertising, spam, or junk mail.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of five independent directors. No member of the Compensation Committee is a current or former officer or employee of the Company, or any of its subsidiaries. During the fiscal year ended March 31, 2022, no member of the Compensation Committee had a relationship that required disclosure under the SEC rules as a related party transaction. Also, during the fiscal year, none of our executive officers served on the board of directors or compensation committee of any entity that had one or more of its executive officers serving on our Board, or the Company’s Compensation Committee.

Review, Approval, or Ratification of Transactions with Related Persons

The Board has adopted a written policy for approval of transactions between ePlus and its directors, director nominees, executive officers, greater than 5% beneficial owners of ePlus’ common stock, and each of their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year, and the related party has or will have a direct or indirect material interest in the transaction. Under the policy, the company’s General Counsel gathers material facts and other information necessary to assess whether a proposed transaction would constitute a related person transaction.

If the General Counsel determines that the proposed transaction will be a related person transaction, she or he submits an assessment to the Nominating and Corporate Governance Committee. The policy directs that ePlus’ Nominating and Corporate Governance Committee reviews transactions subject to the policy and determines whether or not to approve or ratify those transactions, considering all relevant facts and circumstances reasonably available to it, which include:

•	the related person’s interest in the transaction;
•	the purpose of, and the potential benefits to the Company of, the proposed transaction;
•
the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder, or executive officer;

•	the approximate dollar value of the amount involved in the transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	the terms and conditions of the transaction;
•
whether the proposed transaction will be undertaken in the ordinary course of business of the Company and is on terms that are comparable to the terms available to an unrelated third party or to employees generally; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Committee approves only those related person transactions that, under all of the circumstances, are fair to the Company, as the Committee determines in good faith, and may, in its sole discretion, impose such conditions as it deems appropriate on the company or the related person in connection with approval of the related person transaction.

Transactions with Related Persons
There are no related person transactions to report.

No Shareholder Rights Plan
The Company does not maintain a stockholder rights plan (commonly referred to as a “poison pill”).

PROPOSAL 1 – Election of Directors

Adopting the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated each of its current directors—Ms. Morrison, and Messrs. Bowen, Callies, Faulders, Hovde, Hunt, Marron and Xiang—to be elected to serve until the 2023 Annual Meeting of Shareholders, and until their successors are duly elected and qualified. Biographical information as of July 20, 2022, for each nominee is provided herein.

Unless otherwise instructed or authority to vote is withheld, all signed proxies will be voted to elect the Board’s nominees. Each of the nominees has agreed to be named in this proxy statement and serve if elected, and we know of no reason why any of the nominees would be unable to serve. If, however, any nominee is unable or declines to serve as a director, or if a vacancy occurs before the election (such events are not anticipated), the proxy holders will vote for the election of such other person or persons as the Board nominates.

Director Nomination Process

The Board of Directors is responsible for determining the appropriate number of Board members, nominating individuals for election to the Board, and filling vacancies on the Board that may occur between annual meetings of shareholders. The Nominating and Corporate Governance Committee is responsible for identifying and screening potential candidates, and recommending qualified candidates to the Board for nomination. Third-party search firms may be retained to identify individuals that meet the Nominating and Corporate Governance Committee’s criteria, however, during the fiscal year ended March 31, 2022, no third-party search firms were used. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner in which it evaluates candidates it identifies, if such recommendations are properly submitted to the Company. Shareholders wishing to recommend nominees for election to the Board should submit their recommendations in writing by mail to our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

Director Qualifications

In selecting director candidates, the Nominating and Corporate Governance Committee and the Board of Directors consider the individual candidates’ qualifications and skills, as well as the Board’s composition as a whole. Under our Guidelines, the Nominating and Corporate Governance Committee and the Board consider the following attributes for each candidate, among other qualifications deemed appropriate, when considering the suitability of candidates for nomination as director:

•	Unquestioned personal ethics and integrity;
•	Specific skills and experience that aligns with ePlus’ strategic direction and operational initiatives, and complements the Board’s overall composition;
•	Multiple dimensions of diversity;
•	Core business competencies of high achievement and a record of success;
•	Financial literacy, exposure to best practices, and track-record of making good business decisions;
•	Interpersonal skills that maximize group dynamics; and
•	Enthusiasm about ePlus and sufficient time to become fully engaged.

In considering multiple dimensions of diversity, ePlus’ Nominating and Corporate Governance Committee’s practice is to include diverse candidates for consideration. Since 2018, diversity has increased to 25% of board members.

2022 Nominees for Election to the Board of Directors

The below graphics provide information regarding members of our Board, including certain types of attributes, qualifications and expertise possessed by one or more of our directors that our Board believes are relevant to our business. The graphics do not encompass all of the knowledge, skills, experiences or attributes of our directors, and the fact that a particular knowledge, skill, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill, experience or attribute with respect to any of our directors does not mean the director in question has no relevant experience or is unable to contribute to the decision-making process in that area. The type and degree of knowledge, skill, experience, and attribute listed may vary among the members of the Board, and the knowledge, skills, experiences, and attributes listed below are not in any order of priority or preference.

Board Diversity Matrix (as of July 20, 2022)
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	1	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did Not Disclose Demographic Background	0	0	0	0

The following biographies describe the director nominees’ business experience, including their specific experiences and qualifications that, collectively, strengthen the Board’s qualifications, skills, and experience.

The Board expects that each of the nominees will be available for election as a director and, if elected, will serve for a term expiring at the Annual Meeting of Shareholders in 2023, and until their successors have been duly elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTORS:

Bruce M. Bowen Independent Director Age 70	Director of ePlus since 1990 Committees: None Other Public Company Directorships: None

Mr. Bowen founded our company in 1990 and served as our President until September 1996. Beginning in September 1996 and until March 2014, Mr. Bowen served as our Executive Vice President and from September 1996 to June 1997 also served as our Chief Financial Officer. In March 2014, Mr. Bowen stepped down as Executive Vice President, and he retired as an employee of the company in May 2018. However, he continues to serve on the Board, as he has since our founding.

Prior to founding the Company, he served as Senior Vice President of PacifiCorp Capital, Inc., which was an equipment leasing company. In the past, he has served as Chairman of the Association for Government Leasing and Finance as well as various committees of the Equipment Leasing and Finance Association, which gave him a broad understanding of issues affecting our industry. During his leasing career, Mr. Bowen participated in equipment lease financing in excess of $3 billion, involving many major vendors as well as government contractors. Mr. Bowen is a graduate of the University of Maryland for both his undergraduate degree in finance, and his master’s degree in business administration in finance.

Mr. Bowen’s experience in the leasing industry brings to the Board depth and breadth of knowledge relating to finance and funding. He also has a thorough knowledge of sales and operations activities and a multitude of industry-specific areas.

C. Thomas Faulders, III Independent Director and Chairman Age 72	Director of ePlus since 1998 Committees: Audit Compensation Other Public Company Directorships: None

Mr. Faulders was the President and Chief Executive Officer of the University of Virginia Alumni Association from 2006 to 2017. Prior to that, Mr. Faulders served as the Chairman and Chief Executive Officer of LCC International, Inc. from 1999 to 2005 and as Chairman of Telesciences, Inc., an information services company, from 1998 to 1999. From 1995 to 1998, Mr. Faulders was Executive Vice President, Treasurer, and Chief Financial Officer of BDM International, Inc., a prominent systems integration company. Mr. Faulders also served as the Vice President and Chief Financial Officer of COMSAT Corporation, an international satellite communication company, from 1992 to 1995. He led mergers and acquisitions efforts in several roles, including at MCI, Comsat, BDM, and LCC International. He has served on numerous boards in the past and has held roles as chairs of compensation, audit, and governance committees. He is a graduate of the University of Virginia and received a Master of Business Administration from the Wharton School of the University of Pennsylvania.

The Board believes Mr. Faulders’ extensive executive and financial experience in the telecommunications and high-tech sectors, along with his experience as Chief Executive Officer and Chief Financial Officer of a public company and his leasing and M&A experience, enables him to provide considerable financial expertise, business management and operational knowledge, insight and guidance to the Board. He additionally has international experience, and qualifies as an audit committee financial expert within the meaning of SEC regulations.

Eric D. Hovde Independent Director Age 58	Director of ePlus since 2006 Committees: Compensation Nominating and Corporate Governance (Chair) Other Public Company Directorships: None.

Eric D. Hovde. Mr. Hovde is an entrepreneur who has established and managed numerous business enterprises. Mr. Hovde is the Chairman and Chief Executive Officer of H Bancorp LLC, a private bank holding company. He has served as a director on numerous bank boards throughout his career and has been serving on the board of H Bancorp’s largest holding, Sunwest Bank, since 1996, where he is also the Chief Executive Officer. Additionally, Mr. Hovde serves as the Chief Executive Officer and co-owner of Hovde Properties, LLC, a real estate development company, located in Madison, Wisconsin. Mr. Hovde oversees the management of the company and all large development properties.

Formerly, Mr. Hovde founded and managed Hovde Financial, an investment banking company focused on the financial services industry, and Hovde Capital, an asset management company that managed capital for institutional clients, family offices, and high net worth individuals. Throughout his career, he has also purchased numerous banks and savings banks throughout the United States and has served on the board of over a dozen banking companies.

Charity is a primary principle in the Hovde family and related businesses. Mr. Hovde and his brother, Steven, created and funded the Hovde Foundation in 1998. The foundation focuses on several charitable organizations throughout the United States and worldwide. Principally, The Hovde Foundation’s focus is on assisting disadvantaged children. In this regard, Mr. Hovde founded Hovde Homes, which provides shelter, care, education, and love to vulnerable children that were abandoned on the street or trafficked.

Mr. Hovde earned his degrees in Economics and International Relations at the University of Wisconsin – Madison.

The board believes that Mr. Hovde’s expertise in the financial services industry, investment management areas and business operations, as well as his experience on other company boards and with mergers and acquisitions, bring valuable insight to the Board.

John E. Callies Independent Director Age 68	Director of ePlus since 2010 Committees: Audit Compensation (Chair) Other Public Company Directorships: None

Mr. Callies has been a Senior Advisor to McKinsey and Company since 2011, and also serves on the Advisory Board of the Leeds School of Business at the University of Colorado. Previously, he was employed by IBM in various capacities for 34 years. Mr. Callies served as General Manager of IBM Global Financing from 2004 until his retirement in June 2010. With operations in 55 countries supporting 125,000 clients, Mr. Callies led the world’s largest information technology financing and asset management organization and was responsible for business direction and management of a portfolio of nearly $35 billion in total assets. Mr. Callies is a graduate of Lehigh University.

The Board believes that Mr. Callies’ knowledge of our business, including the leasing sector, along with his sales, operational, strategic, international, and board experience bring value to the Board.

Ira A. Hunt, III Independent Director Age 66	Director of ePlus since 2014 Committees: Compensation Nominating and Corporate Governance Other Public Company Directorships: None

Mr. Hunt retired from the Central Intelligence Agency in 2013 as their Chief Technology Officer after a 28-year career in intelligence. Since his retirement, he has returned to private consulting practice as President and CEO of Hunt Technology, LLC, which he founded. Hunt Technology, LLC focuses on strategic IT planning, cyber and data-centric security, big data analytics, and cloud computing. From July 2016 through October 2020, he served as Managing Director and Cyber Lead for Accenture Federal Services in Arlington, Virginia, and he has also served as Chief Architect for Bridgewater Associates, the world’s largest hedge fund. He currently serves on the Board of Directors for Mission Link, a non-profit organization, and on the Board of Advisors for Vaga Ventures and LookingGlass. He holds a Bachelor of Engineering and Master of Engineering in Civil/Structural Engineering from Vanderbilt University in Nashville, Tennessee.

The Board believes that Mr. Hunt’s extensive knowledge of the technology industry, including strategic IT planning, cyber and data-centric security, big data analytics, cloud computing, and IT architecture and environment, bring industry expertise to the Board.

Mark P. Marron Director, CEO and President Age 61	Director of ePlus since 2018 Committees: None Other Public Company Directorships: None

Mr. Marron became the CEO and President of ePlus inc. on August 1, 2016, and was appointed to the Board on November 14, 2018. He oversees all corporate strategy for global operations, leading with an emphasis on our greatest asset: our people. He began his career at ePlus in 2005 as Senior Vice President of Sales and became COO in 2010. A 30+ year industry veteran, he was formerly with NetIQ where he held the position of Senior Vice President of Worldwide Sales and Services. Prior to joining NetIQ, Mr. Marron served as General Manager of Worldwide Channel Sales for Computer Associates International Inc., a provider of software and services that enables organizations to manage their IT environments. Mr. Marron has extensive experience throughout North America, Europe, the Middle East, and Africa and holds a Bachelor of Science degree in Computer Science from Montclair State University.

The Board has determined that Mr. Marron’s role as CEO provides the Board with access to an experienced executive with a thorough understanding of our business and extensive experience in leading sales teams, international sales, and mergers and acquisitions.

Maureen F. Morrison Independent Director Age 68	Director of ePlus since 2018 Committees: Audit (Chair) Nominating and Corporate Governance Other Public Company Directorships: Asbury Automotive Group Inc. and Safeguard Scientifics, Inc.

Maureen F. Morrison joined the ePlus Board of Directors in June 2018. She is a highly accomplished senior executive leader who retired in 2015 from a career as an audit partner at PricewaterhouseCoopers, LLP (“PwC”). At PwC, Ms. Morrison worked with prominent private equity backed entities and multibillion-dollar global technology corporations. She has diversified experience in software, IT-enabled solutions and consulting, hardware, and manufacturing. As a highly respected financial and accounting professional, Ms. Morrison has extensive experience in corporate boardrooms advising Audit Committees of midcap public companies, private equity-backed entities, and Fortune 500 companies.

Ms. Morrison currently is a member of two other for-profit boards: Asbury Automotive Group, where she is the Chair of the Audit Committee and a member of the Compensation and Capital Allocation & Risk Management Committees; and Safeguard Scientifics, Inc., where she serves as Chair of the Audit Committee and a member of the Compensation and the Nominating & Corporate Governance Committees. She holds a Bachelor of Arts in Business Administration with a concentration in Accounting from Rutgers University.

The Board has determined that as a result of her broad experience with complex accounting, financial and risk-related issues, as well as her experience on public company boards, Ms. Morrison is well-qualified to assist in the auditor oversight function as an Audit Committee member, and brings value as a member of the Board. She also qualifies as an audit committee financial expert within the meaning of SEC regulations.

Ben Xiang Independent Director Age 37	Director of ePlus since 2019 Committees: Audit Compensation Other Public Company Directorships: None

Mr. Xiang currently serves as Senior Vice President, Corporate Development and Strategy at Veritone, an Enterprise AI company. Mr. Xiang joined Veritone in February 2021. Along with leading Veritone’s corporate development and venture activities, Mr. Xiang drives strategy and growth. Prior to that, Mr. Xiang served as interim Chief Information Officer of Sunwest Bank from August 2019 – December 2019. Beginning in 2015 and through the present, he has served in a consulting role through Crescent Group, where his contributions included advising start-ups and established companies in digital transformation and growth. From 2012 through 2019, Mr. Xiang held multiple roles with Ingram Micro, the world’s largest IT distributor, as Ingram’s global executive for the Internet of Things, Artificial Intelligence, and Mixed-Reality business as well as roles in strategy and corporate development. He has extensive experience in cross-border M&A, post-merger integrations, and business operations. Prior to joining Ingram, Mr. Xiang was Managing Director of Fortress Consulting, a management consulting firm supporting Fortune 500 companies in the US, Europe, and China. In 2009, he joined the CITIC Group as Director focusing on investments in technology and media. Prior to that, Mr. Xiang worked for Sony BMG in the areas of digital strategy and transformation. Mr. Xiang has extensive experience throughout Asia Pacific and North America and holds a degree in Finance and Management from the Wharton School at the University of Pennsylvania. Since April 2015, Mr. Xiang has also been on the board of directors of Sunwest Bank.

The Board believes that Mr. Xiang’s expertise of go-to-market within the IT channel, knowledge of the technology industry, emerging technology vendors and international M&A experience bring value to the Board.

DIRECTOR COMPENSATION

The below table sets forth the compensation for the members of the Board for the fiscal year ended March 31, 2022.

Mr. Marron did not receive any additional compensation for his service as a director during our fiscal year ended March 31, 2022. Mr. Marron’s compensation is reported under “Executive Compensation” herein.

The Board’s general policy is that compensation for the non-employee directors should be a mix of cash and equity-based compensation. Directors also have the ability to elect to receive their compensation entirely in equity. From April 1, 2021, to December 31, 2021, each non-employee director received an annual cash retainer of $82,500, reflecting four quarterly payments of $20,625, or, alternatively, at the director’s election, the same amount in stock in lieu of cash, rounded down to avoid a fractional share. Beginning January 1, 2022, this annual cash retainer was increased to $86,250, reflecting four quarterly payments of $21,562.50, or, alternatively, at the director’s election, the same amount in stock in lieu of cash, rounded down to avoid a fractional share. Stock that directors receive in lieu of cash is not subject to forfeiture or a vesting period. In September 2021, each non-employee director also received $82,406.77 in restricted stock, which is equal to the amount of cash compensation earned by directors during the prior fiscal year, as more fully set forth in our 2017 Non-Employee Director Long-Term Incentive Plan (“2017 Director LTIP”). This number of shares of restricted stock granted is rounded down to avoid a fractional share award, and vests in equal installments on the first- and second-year anniversaries of the grant. Our Board’s Chairman, Mr. Faulders, also receives an additional annual cash compensation of $50,000, which is paid quarterly in equal amounts of $12,500.

Directors are also reimbursed for out-of-pocket expenses incurred to attend Board and committee meetings and the Annual Meeting, although during the fiscal year ended March 31, 2022, all meetings were held virtually due to the COVID-19 pandemic and related travel restrictions.

The numbers of shares and price per share herein have been retroactively adjusted to reflect a two-for-one stock split in the form of a stock dividend, which was completed on December 13, 2021, for shareholders of record at the close of business on November 29, 2021.

2022 Director Compensation Table

The tables below show compensation for all directors except for Mr. Marron, whose compensation is in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)(3)	Option Awards	All Other Compensation	Total
Bruce Bowen	$83,438	$82,407	$-	$-	$165,845
John E. Callies	$83,438	$82,407	$-	$-	$165,845
C. Thomas Faulders, III	$133,438	$82,407	$-	$-	$215,845
Eric D. Hovde	$83,438	$82,407	$-	$-	$165,845
Ira A. Hunt, III	$83,438	$82,407	$-	$-	$165,845
Maureen F. Morrison	$83,438	$82,407	$-	$-	$165,845
Ben Xiang	$83,438	$82,407	$-	$-	$165,845

(1)
The above table reflects fees earned during the fiscal year 2022. Pursuant to our 2017 Director LTIP, directors may make a stock fee election, through which they receive shares of stock in lieu of cash compensation. The stock fee elections are made on a calendar year basis, and the stock grant is made on the first business day after the end of each quarter of board services. The number of shares received is determined by dividing the cash compensation earned quarterly by directors ($20,625 from April 1-December 31, 2021, and $21,562.50 from January 1-March 31, 2022) by the Fair Market Value of a share of common stock, as defined in the 2017 Director LTIP, and rounding down to avoid a fractional share.

Mr. Bowen and Mr. Hovde both received stock instead of cash throughout the fiscal year. This stock is not subject to forfeiture or a vesting period. The amount of stock granted for each quarter to each director is shown below:

Board Service Time	Number of Shares Granted
April 1, 2021 - June 30, 2021	470
July 1, 2021 - September 30, 2021	388
October 1, 2021 - December 31, 2021	377
January 1, 2022 - March 31, 2022	387

(2)
The values in this column represent the aggregate grant date fair market values of the fiscal year 2022 restricted stock awards, computed in accordance with Codification Topic Compensation—Stock Compensation.

(3)
The table below reflects the aggregate number of unvested restricted stock shares outstanding as of March 31, 2022, for each director except Mr. Marron, whose compensation is in the Summary Compensation Table.

Name	Unvested Restricted Stock Shares
Bruce Bowen	2,718
John E. Callies	2,718
C. Thomas Faulders, III	2,718
Eric D. Hovde	2,718
Ira A. Hunt, III	2,718
Maureen F. Morrison	2,718
Ben Xiang	2,718

Stock Ownership Guidelines

The Board believes that to more closely align the interests of our non-employee directors with the interests of the Company’s other shareholders, each non-employee director should maintain a minimum level of ownership in the Company’s common stock. Our Nominating and Corporate Governance Committee regularly reviews the stock ownership guidelines, and compliance therewith. Pursuant to the stock ownership guidelines, which are part of our Corporate Governance Guidelines, non-employee directors are expected to reach a multiple of three times their annual cash board retainer fee within four years of joining the Board. During the fiscal year ended March 31, 2022, all directors met this requirement or were within the four-year phase-in period for meeting the ownership guidelines.

STOCK OWNERSHIP

Ownership of our Common Stock

The following tables show information regarding the beneficial ownership of our common stock by:

•	each member of our Board of Directors, each director nominee, and each of our named executive officers (“NEO”);
•	all members of our Board and our executive officers as a group; and
•	each person or group who is known by us to own beneficially more than 5% of our common stock.

Beneficial ownership of shares is determined under the SEC’s rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of restricted stock that have not vested as of our Record Date are deemed outstanding and beneficially owned by the person and any group of which that person is a member because such holder has voting rights with respect to those shares. Except as footnoted below, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the following table have sole voting and investment power with respect to all shares of our common stock shown as beneficially owned by them.

The percentages of beneficial ownership were calculated on the basis of 26,891,568 shares of common stock outstanding which includes 314,027 unvested restricted shares, which have voting rights, as of our Record Date.

Directors and Executive Officers

Share ownership is shown as of our Record Date of July 20, 2022.

Name (1)	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information (2)
Bruce M. Bowen	32,380	*
Includes 13,200 shares of common stock held by Bowen Holdings LLC, a Virginia limited liability company, which is owned by Mr. Bowen and his three adult children, for which shares Mr. Bowen serves as manager.  Also includes (a) 2,084 shares held by the Elizabeth Dederich Bowen Trust, (b) 12,818 shares held by the Bruce Montague Bowen Trust, and (c) 2,718 shares of restricted stock that has not vested as of July 20, 2022.

John E. Callies	21,896	*	Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022.
C. Thomas Faulders, III	42,936	*	Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022.
Eric D. Hovde	82,744	*
Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022.  Mr. Hovde is the managing member of Hovde Capital, Ltd., the general partner to Financial Institution Partners III LP, which owns 20,396 shares. Mr. Hovde is a trustee of The Eric D. and Steven D. Hovde Foundation, which owns 10,000 shares.

Ira A. Hunt, III	21,856	*	Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022.
Maureen F. Morrison	7,888	*	Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022
Ben Xiang	6,216	*	Includes 2,718 shares of restricted stock that has not vested as of July 20, 2022.
Mark P. Marron	177,193	*	Includes (a) 83,211 shares of restricted stock that has not vested as of July 20, 2022, (b) 56,945 shares held in trust, and (c) 8,458 shares held in trust for Mr. Marron's dependent children.
Elaine D. Marion	122,852	*	Includes (a) 54,444 shares held in trust, (b) 50,159 shares of restricted stock that has not vested as of July 20, 2022, and (c) 424 shares held in an IRA.
Darren S. Raiguel	94,558	*	Includes (a) 26,574 shares held in trust, and (b) 50,159 shares of restricted stock that has not vested as of July 20, 2022.
All directors and executive officers as a group (10 persons)	610,519	2.27%

*	Less than 1%

(1)	The business address of Mses. Marion and Morrison, and Messrs. Bowen, Callies, Faulders, Hovde, Hunt, Marron, Raiguel, and Xiang is ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.

(2)	Nonvested restricted shares included herein are considered beneficially owned since the owner thereof has the right to vote such shares.

Principal Shareholders

The share ownership is shown as of the date disclosed in the Additional Information column, and percentages are calculated assuming continued beneficial ownership at our Record Date of July 20, 2022.

Name of Beneficial Owner	Aggregate Number of Beneficial Shares	Percent of Outstanding Shares	Additional Information
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	5,211,102	19.38%
This information is based on a Schedule 13G/A filed with the SEC on January 27, 2022.  BlackRock indicates in its Schedule 13G/A that one entity, iShares Core S&P Small-Cap ETF, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, or has an interest in the common stock of, more than five percent of ePlus' total outstanding common stock.

Dimensional Fund Advisors LP Building One 6300 Bee Cave Rod Austin, TX 78746	1,381,555	5.14%
This information is based on a Schedule 13G/A filed with the SEC on February 8, 2022.  Dimensional Fund Advisors LP ("DFA"), an investment adviser registered under Section 203 of the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such companies, trusts and accounts, collectively referred to as the "Funds").  In certain cases subsidiaries of DFA may act as an adviser or sub-adviser to certain Funds.  In its role as investment advisor, sub-adviser and/or manager, DFA or its subsidiaires (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds.  However, all securities reported in the Schedule 13G/A are owned by the Funds, and Dimensional disclaims beneficial ownership of such securities.

River Road Asset Management, LLC 462 S. 4th Street, Suite 2000 Louisville, KY 40202	1,843,712	6.86%	This information is based on a Schedule 13G filed with the SEC on February 9, 2022
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	1,941,062	7.22%	The information is based on a Schedule 13G/A filed with the SEC on February 10, 2022.

EXECUTIVE OFFICERS

The following biographies describe the business experience of each of the Company’s executive officers as of March 31, 2022, except for Mark P. Marron, who is discussed under the heading “2022 Nominees for Election to the Board of Directors.”

Elaine D. Marion, Age 54 Chief Financial Officer	Officer of ePlus since 2008

Ms. Marion joined us in 1998, and became our CFO on September 1, 2008. From 2004 to 2008, Ms. Marion served as our Vice President of Accounting. Prior to that, she was the Controller of ePlus Technology, inc., a subsidiary of ePlus, from 1998 to 2004. Before joining ePlus, Ms. Marion was General Manager of Bristow Development Corporation. Ms. Marion is a board member of the Executive Advisory Board of the College of Business at the University of Mary Washington, and chair of the George Mason University School of Business Dean’s Advisory Council. Ms. Marion is a graduate of George Mason University, where she earned a Bachelor of Science degree in Business Administration with a concentration in Accounting.

Darren S. Raiguel, Age 51 Chief Operating Officer	Officer of ePlus since 2018

Darren Raiguel joined us in 1997, and served in various sales and management roles until his promotion in April 2011 to Senior Vice President of SLED (state, local and education) and northeast commercial sales. From November 2014 to May 2018, Mr. Raiguel served as our Executive Vice President of Technology Sales of ePlus Technology, inc., a subsidiary of ePlus, and he became Chief Operating Officer of the Company and President of ePlus Technology, inc. on May 7, 2018. Before joining ePlus, Mr. Raiguel worked for Computerware, later acquired by Elcom International, from 1992-1997. Mr. Raiguel is a graduate of Temple University, where he earned a Bachelor of Business Administration degree, with dual majors in Marketing and Finance. Mr. Raiguel has participated in numerous industry organizations, councils, and advisory boards throughout his career.

Each of our executive officers is chosen by the Board and holds his or her office until his or her successor shall have been duly chosen and qualified, or until his or her death, resignation, or removal by the Board.

EXECUTIVE COMPENSATION

PROPOSAL 2 – Advisory Vote to Approve Named Executive Officer Compensation

Shareholders may cast an advisory vote to approve NEO compensation as disclosed in this proxy statement pursuant to Section 14A of the Exchange Act (commonly referred to as a “say-on-pay” vote). This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and practices relating to our NEOs. Although the vote is non-binding, we value feedback from our shareholders on compensation and other important matters, and we expect to hold this vote on an annual basis for the foreseeable future. (See Proposal 5 – Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation). The Board of Directors and the Compensation Committee will consider the voting results when making future compensation decisions. At our 2021 Annual Meeting of Shareholders, approximately 98% of the votes cast by our shareholders approved the compensation in the 2021 proxy statement for our NEOs.

In deciding how to vote on this proposal, we encourage you to review the CD&A and 2022 Executive Compensation sections of this proxy statement for a detailed description of our executive compensation program. As described in the CD&A, the Compensation Committee has designed our compensation program with the objective of rewarding achievement of specific goals that align the interests of management with the interests of our shareholders.

We are asking our shareholders to indicate their support for our NEOs’ compensation as described in this proxy statement by voting “FOR” the following resolution at our 2022 Annual Meeting:

“RESOLVED, that the shareholders of ePlus approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the CD&A, the Summary Compensation Table, and the other related compensation tables and narrative disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL
ON AN ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THE CD&A, THE SUMMARY COMPENSATION TABLE,
AND OTHER RELATED DISCLOSURE AND TABLES IN THIS PROXY STATEMENT

COMPENSATION COMMITTEE REPORT

The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

The Compensation Committee has reviewed the CD&A and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to our Board of Directors that the CD&A, as it appears below, be included in this proxy statement and incorporated by reference into the Company’s 2022 Annual Report.

Submitted by the Compensation Committee

John E. Callies, Chair
C. Thomas Faulders, III
Eric D. Hovde
Ira A. Hunt, III
Ben Xiang

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A provides an overview of our executive compensation program for our fiscal year 2022, and our executive compensation philosophies and objectives. This CD&A reviews compensation for our three NEOs: our CEO, CFO, and COO.

Our NEOs for the fiscal year ended March 31, 2022, were:

Name	Title
Mark P. Marron	Chief Executive Officer and President
Elaine D. Marion	Chief Financial Officer
Darren S. Raiguel	Chief Operating Officer

This CD&A is divided into three sections:

Overview	• Fiscal Year 2022 Financial Highlights • Our Executive Compensation Program • Our Executive Compensation Practices • 2021 Say-On-Pay Vote • Long-Term Cash Incentive Compensation
What We Pay and Why	• Fiscal Year 2022 Executive Compensation Decisions • Base Salary • Annual Cash Incentive Awards • Long-Term Incentive Program • Other Elements of Our Fiscal Year 2022 Executive Compensation Program
How We Make Executive Compensation Decisions
•          Role of the Board and Compensation Committee, and our Executive Officers
•          Guidance from the Compensation Committee’s Independent Compensation Consultant
•          Comparison Peer Groups
•          Alignment of Senior Management Team to Drive Performance

OVERVIEW

Fiscal Year 2022 Financial Highlights

•	Net sales increased 16.1% to $1,821.0 million
•	Services revenue increased 19.0% to $240.6 million
•	Consolidated gross profit increased 17.1% from the prior year to $461.0 million
•	Consolidated operating income increased 38.5% from the prior year to $147.3 million
•	Net earnings increased 41.9% over the prior year to $105.6 million
•	Diluted earnings per share increased 41.9% to $3.93

Our Executive Compensation Program

The Company’s goal for its executive compensation (as well as its non-executive compensation) program is to attract, motivate, and retain a talented, entrepreneurial, ethical, and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets, while remaining attuned to the risks facing the Company. The Company seeks to accomplish this goal in a way that rewards performance, is aligned with its business strategy, and maximizes shareholders’ long-term interests. The Company’s executive compensation program is also intended to promote and maintain stability within the executive team by issuing restricted stock with multi-year vesting terms. The table below summarizes the components of our fiscal year 2022 executive compensation.

Pay Element
	Salary	Annual Cash Incentive	Long-Term Cash Incentive	Restricted Stock
Who Receives	All NEOs	All NEOs	All NEOs	All NEOs
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Cash	Equity
Performance Type	Short-Term Fixed	Short-Term Variable	Long-Term Variable	Long-Term Fixed
Performance Period	1 Year	1 Year	3 Years	Vesting Annually over 3 years
How Payout Determined	Amount Determined by Compensation Committee	Formula Determined by Compensation Committee	Formula Determined by Compensation Committee	Amount Determined by Compensation Committee
Performance Measures	Individual	Consolidated Net Sales; Financing Segment Operating Income; Earnings Before Taxes; Services Gross Profit	Target Increase in Operating Income and Net Sales	Time-Based

Our Executive Compensation Practices

Our Compensation Committee regularly reviews the Company’s executive compensation program to evaluate whether it is aligned with shareholder interests and supports the Company’s executive compensation philosophies and objectives. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation objectives:

Our Executive Compensation Practices
What We Do	What We Don’t Do

✔  Significant percentage of cash compensation delivered in the form of variable compensation, which is “at-risk” and tied to quantifiable performance measures
✔   Long-term vesting of restricted stock, to align executive and shareholder interests (minimum of three-year vesting)
✔   Compensation Committee consists of independent directors only
✔   Annual review of our executive compensation programs
✔   Annual advisory vote to approve executive compensation programs (say-on-pay)
✔  Periodic market comparison of executive compensation against relevant peer group information
✔  Periodic use of an independent compensation consultant reporting directly to the Compensation Committee and providing no other services to the Company
✔  Robust executive officer stock ownership guidelines require NEOs to hold ePlus stock
✔   Clawback policy mitigates undue risk regarding executive compensation practices
✔   Double-trigger equity acceleration for change-in-control

û     No excessive executive perquisites
û     No excessive severance benefits
û     No supplemental executive retirement plans
û      No acceleration of unvested stock upon retirement
û      No hedging or short sales of our securities
û      No pledging of our securities, except in limited circumstances with pre-approval
û    No tax gross-ups on benefits (other than as also provided to non-executive officer employees)

2021 Say-On-Pay Vote

As part of its review of the Company’s executive compensation program, the Compensation Committee considers the results of the annual, non-binding advisory vote by the shareholders to approve named executive officer compensation. Approximately 98% of the votes cast for the Company’s say-on-pay proposal at our 2021 Annual Meeting of Shareholders were to approve the Committee’s decisions regarding executive compensation. The Compensation Committee believes the results of the say-on-pay vote demonstrate shareholder support for the Company’s executive compensation program. Accordingly, the Compensation Committee believes that the Company’s executive compensation philosophies and objectives continue to be appropriate, and therefore made no material changes to the Company’s executive compensation program in response to the 2021 say-on-pay vote.

Long-Term Cash Incentive Compensation

Beginning with the 2020 fiscal year, the Compensation Committee revised the executive compensation program by adding a long-term cash component to further encourage executives to focus on the long-term value to shareholders. The long-term cash awards are made pursuant to the Employee Long-Term Incentive Plan in effect at the date of the award, and are based on one or more three-year financial metrics. For more information on the long-term cash incentive compensation, see “Long-Term Incentive Program” below.

WHAT WE PAY AND WHY

Fiscal Year 2022 Executive Compensation Decisions

Consistent with our pay philosophy and executive compensation program objectives described below, in determining the fiscal year 2022 executive compensation levels and the mix of compensation elements for each NEO, the Compensation Committee and our CEO (in making recommendations regarding the CFO’s and COO’s compensation) considered each NEO’s scope of responsibility, prior performance and experience, and Company performance, as more fully described below under “Guidance from the Compensation Committee’s Independent Compensation Consultant.”

Base Salary

Base salary represents annual fixed cash compensation and is a standard element of compensation necessary to attract and retain talent. It is the minimum payment for a satisfactory level of individual performance as long as the executive remains employed with the Company. Base salary is set by the Compensation Committee, and ratified by the Board, after taking into account the competitive landscape—the compensation practices of the companies in our selected peer group and survey data from a broader index of comparable companies—as well as our business strategy and short- and long-term performance goals, and individual factors, such as position, individual performance and contribution, length of service with the Company, experience in the position, and placement within the general base salary range offered to our NEOs.

The base salary for each of our NEOs as of March 31, 2022, and 2021 is set forth below:

	Base salary as of March 31,
Named Executive Officer	2022	2021
Mark P. Marron	$875,000	$800,000
Elaine D. Marion	$475,000	$450,000
Darren S. Raiguel	$475,000	$450,000

Effective June 1, 2022, Ms. Marion’s and Mr. Raiguel’s annual base salary were each increased to $500,000.

Annual Cash Incentive Awards

During the 2022 fiscal year, we provided our NEOs with short-term cash incentive compensation through our annual Cash Incentive Plan (“CIP”). This short-term, variable cash compensation represents a significant portion of each NEO’s target total cash compensation opportunity in a given year.

Cash Incentive Plan Pay for Performance Alignment

Our Compensation Committee annually reviews, and then sets, performance goals under a Cash Incentive Plan, which was adopted by the Compensation Committee in 2018 (“2018 Cash Incentive Plan” or “2018 CIP”). During the 2022 fiscal year, short-term performance goals and cash awards were made under our 2018 CIP. The combination of performance goals the Compensation Committee chose for fiscal year 2022 emphasizes factors that the Compensation Committee believes are important to Company strategy and enhancing shareholder value.

The 2018 CIP includes a provision for an adjusted award if it is determined that an award was paid based on incorrect financial results, and permits the Compensation Committee to require, to the extent permitted by law, the participant to reimburse to the Company any amount received with respect to such an award. The 2018 CIP also provides that cash payments under the plan are subject to recovery by the Company to the extent required by Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”) and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), and any regulations promulgated thereunder. The Compensation Committee administers the 2018 CIP, and has full authority to determine which of the Company’s executive officers will participate in the 2018 CIP; the terms and amounts of each participant’s minimum, target, and maximum awards; and the period during which the performance is to be measured.

Cash Incentive Awards for Fiscal Year 2022

For the fiscal year ended March 31, 2022, our NEOs’ cash bonuses were earned pursuant to the 2018 CIP, based on the following financial performance goals: consolidated net sales (20%), financing segment operating income (20%), earnings before tax (30%), and services gross profit (30%).

The award opportunity in fiscal year 2022 was based on a target amount, which was adjusted based on the level of attainment of financial performance as set forth in each participant’s award agreement, and payouts may range between 0% to 200% of target award amounts. All three of the participating executive officers had the same financial performance goals. The fiscal year 2022 financial performance weights and target amounts for each participant were as follows:

	Consolidated Net Sales		Financing Segment Operating Income		Earnings Before Taxes		Services Gross Profit
Named Executive Officer	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Bonus Amount	Percentage of Total Bonus	Target Amount
Mark P. Marron	20.0%	$175,000	20.0%	$175,000	30.0%	$262,500	30.0%	$262,500
Elaine D. Marion	20.0%	$95,000	20.0%	$95,000	30.0%	$142,500	30.0%	$142,500
Darren S. Raiguel	20.0%	$95,000	20.0%	$95,000	30.0%	$142,500	30.0%	$142,500

The 2018 CIP also permits the exclusion of all items of income, gain or loss determined by the Board to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business, the incentive compensation expensed by ePlus for payments under the 2018 CIP, and any revenue, gain, or loss attributable to the business operations of any entity acquired by us during the fiscal year.

Bonus payouts possible ranged between 0% and 200% of the target amount, depending on the level of achievement of the performance goals for the fiscal year 2022. The financial performance goals were as follows:

	Performance Goals
Performance Level (Dollars in thousands)	Consolidated Net Sales		Financing Segment Operating Income		Earnings Before Taxes		Services Gross Profit
Maximum	n/a	(1)	n/a	(1)	n/a	(1)	n/a	(1)
Target	$1,644,220		$28,974		$111,051		$88,739
Threshold (75% of Performance Goal)	$1,233,165		$21,731		$83,288		$66,554
Below Threshold	< $1,233,165		< $21,731		< $83,288		< $66,554

(1)	The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target
Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved
100% of Goal Target	100% of target for that Goal
More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved
Total Maximum Award for all goals combined	200% of Target

At the conclusion of the fiscal year ended March 31, 2022, the Compensation Committee determined which of the financial objectives described under the 2018 CIP and in the award agreements were achieved. There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the 2018 CIP or award agreements. The achievement of the financial performance goals is set forth below.

Performance Criteria (Dollars in thousands)	Goal	Achievement (1)	Amount of Goal Achieved
Consolidated Net Sales	$1,644,220	$1,821,019	110.8%
Financing Segment Operating Income	$28,974	$39,223	135.4%
Earnings Before Taxes	$111,051	$150,534	135.6%
Services Revenue	$88,739	$91,531	103.1%

(1)
Performance Criteria achievement were adjusted to exclude the incentive compensation accrued by the Company, and income and expenses related to acquisitions, if any, and the Performance Criteria goals were adjusted to exclude incentive compensation targets.

The following table details the payments earned in the fiscal year ended March 31, 2022, and 2021, respectively (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	FY 2022 Annual Incentive Cash Payment Earned	FY 2021 Annual Incentive Cash Payment Earned	% Change
Mark P. Marron	$1,750,000	$1,236,267	42%
Elaine D. Marion	$950,000	$618,133	54%
Darren S. Raiguel	$950,000	$618,133	54%

Long-Term Incentive Program

Under our 2021 Employee Long-Term Incentive Plan (“2021 Employee LTIP”), the Compensation Committee has the authority to award various forms of long-term incentive compensation grants, such as cash awards, stock options, restricted stock awards, and restricted stock units. The Compensation Committee’s objectives for the fiscal year 2022 long-term equity-based and cash incentive awards to our NEOs were to focus executives on long-term profitable growth and shareholder value creation and the Company’s long-term strategic plan, and retain the services of our executives through multi-year vesting requirements.

Mr. Marron makes recommendations to the Committee for equity grants to NEOs, including to himself. However, the Compensation Committee deliberates and reaches its own decision regarding grants to all NEOs, including Mr. Marron, who does not participate in any deliberations regarding his own compensation. When determining the level of the grant, the Compensation Committee considers each NEO’s functional and enterprise management responsibilities, potential contributions to the Company’s profitability and growth, the value of prior long-term incentive grants and other non-cash and cash compensation, regular analysis of how the Company performed on multiple financial metrics as compared to certain peers, information from our independent compensation consultant (if any), and each executive’s total compensation, including cash compensation. However, the Compensation Committee does not use a formula or assign a particular weight to any given factor in determining equity award grant levels. Rather, the Compensation Committee’s determination of grant levels is subjective, and the Compensation Committee grants awards that in its judgment are reasonably competitive.

The Compensation Committee believes that restricted stock helps to create incentives for performance and further align the interests of executives with those of shareholders because the stock’s value increases or decreases in conjunction with the Company’s stock price. In addition, the Compensation Committee believes that granting awards with multi-year vesting periods creates a substantial retention incentive and encourages the NEOs to focus on the Company’s long-term business objectives and stock performance. All outstanding restricted shares vesting for or granted to executive officers and other employees during the fiscal year ended March 31, 2022, vest over a three-year period.

For fiscal year 2022, the Compensation Committee used a combination of long-term incentive vehicles, including time-based restricted stock and cash performance awards. These vehicles focus NEOs on driving long-term profitable growth and shareholder value creation.

Element of LTI	Weight (by value)	Overview of Design
Time-Based Restricted Stock	CEO: 90% Other NEOs: 92%	• Vests in equal one-third increments per year on the first three one-year anniversaries of the grant
Cash Performance Award	CEO: 10% Other NEOs: 8%	• Grant is tied to achievement of operating income growth • Three-year performance period • Vesting and payout occurs on third year anniversary of grant • Actual payout can range between 0% and 150%

The table below shows the long-term incentive award values granted in fiscal year 2022 for each of the NEOs:

Named Executive Officer	Time-Based Restricted Stock (1)	Cash Performance Award (2)	Total Value
Mark P. Marron	$1,999,964	$275,000	$2,199,964
Elaine D. Marion	$1,199,923	$150,000	$1,299,923
Darren S. Raiguel	$1,199,923	$150,000	$1,299,923

(1)	Award amounts for Time-Based Restricted Stock were determined based on the closing price of our common stock on the date of grant on June 15, 2021.

(2)	Amounts shown are the target amounts. The threshold and escalators for each performance goal are as follows:

Amount of Goal Achieved	Award Amount
Less than 75% of Goal Target	No award relating to that target
Between 75% - 100% of Goal Target	Award shall be 50% of target, plus an additional 2.0% for each percentage point over 75% of Goal Target achieved
100% of Goal Target	100% of target for that Goal
More than 100% of Goal Target	100% of target for that Goal, plus an additional 5.0% for each percentage point over 100% of Goal Target achieved
Total Maximum Award for all goals combined	150% of Target

Our Compensation Committee granted long-term cash performance awards in fiscal year 2020 that pay out based on a specific pre-established performance goal. Performance was measured over the three-fiscal-year performance period ending March 31, 2022. At the conclusion of the fiscal year ended March 31, 2022, the Compensation Committee determined which of the financial objectives described under the long-term cash performance award agreements for the performance period of April 1, 2019, through March 31, 2022, were achieved. There were no waivers or modifications to any specified performance targets, goals, or conditions with respect to the award agreements. The achievement of the financial performance goals is set forth below.

Performance Criteria (Dollars in thousands)	Goal	Achievement (1)	Amount of Goal Achieved
Increase in operating income from April 1, 2019, to March 31, 2022	$92,180	$138,099	149.8%

(1)	Performance Criteria were adjusted to exclude income and expenses related to acquisitions, if any.

The following table details the payments earned during the three-fiscal-year period ended March 31, 2022, (but paid in the subsequent fiscal year) for each NEO:

Named Executive Officer	Long-Term Cash Payment Earned Performance period April 1, 2019 to March 31, 2022
Mark P. Marron	$300,000
Elaine D. Marion	$150,000
Darren S. Raiguel	$150,000

More information about the long-term incentive awards granted to each NEO in fiscal year 2022 are set forth in “Grants of Plan-Based Awards.”

CEO Compensation

The Compensation Committee determines compensation for our CEO using generally the same criteria it uses for other executive officers.

Other Elements of Our Fiscal Year 2022 Executive Compensation Program

Severance and Change in Control Provisions

Severance and change in control provisions are designed to facilitate our ability to attract and retain executives as we compete for talented employees in a marketplace where such protections are frequently offered. Severance benefits are designed to provide benefits to ease an executive’s transition following an employment termination by the Company due to changes in our employment needs. Additionally, severance agreements increase the enforceability of non-competition provisions to which all of our executives are contractually bound. Change in control benefits are intended to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes. Both severance and change in control benefits are often an important part of an executive’s compensation package. See further details under the section entitled “Employment Agreements, Severance and Change in Control Provisions.”

Clawback Policy

Our executive compensation arrangements with our NEOs, including our CIP, employment agreements, and long-term cash performance awards, provide that bonuses or other compensation are subject to recovery by the Company to the extent required by Dodd-Frank and Sarbanes-Oxley, and any regulations promulgated thereunder. This provision does not apply to base salary, or to time-vested restricted stock which is not awarded, granted, or vested based on financial measures required to be reported under the securities laws.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our executive officers to further align the interests of our executive officers with the interests of our shareholders. The guidelines are expressed as a multiple of the executives’ base salary as of each January 1st, or as of the date they are first identified as executive officers. Our executive officers are expected to retain stock ownership valued at a multiple of two times their annual base salary within five years of first being identified as an executive officer. Our CEO is expected to retain stock ownership valued at a multiple of five times his annual base salary within the same time frame. Executive officers are expected to retain one-half of all equity grants until such time as the target stock ownership is reached. The guidelines may be waived at the discretion of our Compensation Committee in the event of an extraordinary expense (such as, for example, housing or higher education needs), or if compliance would create a severe hardship or prevent an executive from complying with a court order, as in the case of a divorce or other property settlement. However, the Company expects such instances to be rare, and has not granted any waivers. At this time, all of our executive officers meet their respective guideline requirement.

Hedging and Short Sales Policies

Our Insider Trading Policy applies to all our employees and directors. Under the policy, our directors, officers, and employees who are “Insiders” (as defined in the policy) are absolutely prohibited from hedging, including using prepaid variable forward contracts, equity swaps, collars and exchange funds, and similar transactions that establish downside price protection, including short sales, and buying or selling put options, call options, or other derivatives of Company securities.

All trades of Company stock by directors, executive officers, and Insiders require pre-approval from our General Counsel, and must be made in accordance with the Insider Trading Policy.

Tax and Accounting Considerations

Deductibility of Executive Compensation

When designing compensation plans, the Compensation Committee takes into consideration any changes to IRC Section 162(m), as applicable. Prior to fiscal years commencing on or before December 31, 2017, IRC Section 162(m) permitted federal income tax deductions for compensation to certain named executive officers if the compensation met certain criteria. The Company believes that tax deductibility of compensation is an important factor, but not the sole factor, to be considered in setting executive compensation policy, and subsequent to the December 2017 changes to IRC Section 162(m), the Compensation Committee has authorized payments that are not deductible for federal income tax purposes when it believes that such payments are appropriate to attract, retain, and incentivize executive talent.

Our executive employment agreements also provide that, if a severance payment is subject to the excise tax provided in IRC Section 280G, the executive will receive a lesser payment if he or she would receive a greater after-tax benefit, which will better enable the Company to obtain a tax deduction.

Accounting Considerations

Accounting considerations also play a role in the design of our executive compensation programs and policies. Codification Topic Compensation—Stock Compensation requires us to expense the cost of stock-based compensation awards. We consider the relative impact of the expense, in addition to other factors such as stockholder dilution, retentive impact, motivational impact, and the overall competitiveness of compensation packages when selecting long-term equity incentive instruments.

Benefits and Perquisites

Our NEOs participate in benefit plans generally available to all of our employees, including medical, health, life insurance, and disability plans. They also are eligible to participate in our 401(k) plan, and receive Company matching contributions, to the extent made by the Company, on the same terms as generally available to our employees. Pursuant to their employment agreements, they also are entitled to reimbursement for annual participation in an executive health assessment program. Our CFO and COO are participating in an approved executive coaching program designed to further enhance their leadership skills and potential.

Our executive officers are provided with relatively limited perquisites, which we believe is in the best interests of the Company. In some years, certain of our executive officers have received certain company-paid travel, meals, and entertainment costs for their families to attend the Company’s sales meeting. All attendees at the sales meeting are likewise eligible to have their families attend the meeting. The Company pays the same costs for the executives as for all attendees at the meeting. The costs incurred with regard to the family members of our named executive officers are included in our Summary Compensation Table, however, no such meetings were held during the years ended March 31, 2021, and March 31, 2022, due to the COVID-19 pandemic. We currently anticipate that the meeting will be held during fiscal year 2023.

HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS

Role of the Board and Compensation Committee, and our Executive Officer

Role of the Board and Compensation Committee

The Compensation Committee, which is composed entirely of independent directors, generally establishes the components of our compensation program and may evaluate the components from time to time. The Compensation Committee is responsible for evaluating and setting the compensation for our CEO, CFO, and COO. The Compensation Committee reviews the executive compensation program on an annual basis, with awards and adjustments generally being made in June. Compensation decisions may be made at other times of the year in the case of promotions, new hires, or changes in responsibilities. In making these determinations, the Compensation Committee may consider such factors as the Company’s performance, the individual performance of an executive officer, information from our independent compensation consultant (if any), and recommendations from management. In some cases, our Board of Directors ratifies the Compensation Committee’s decisions. The Compensation Committee also considers any recommendations from the Board relating to the CEO’s performance.

Role of the Chief Executive Officer

Our CEO, Mr. Marron, was responsible for the implementation and administration of our executive compensation program during the fiscal year. Mr. Marron recommended the overall structure for our executive compensation program, including base salary, metrics for the 2018 CIP award agreements for fiscal year 2022, metrics for the long-term cash awards made pursuant to our 2012 Employee Long-Term Incentive Plan (“2012 Employee LTIP”), and the amount and vesting schedule of equity awards to be granted. The final decisions regarding executive compensation were, however, made by the Compensation Committee. Additionally, the CEO is not present during any deliberations or voting regarding his own compensation.

Guidance from the Compensation Committee’s Independent Compensation Consultant

An independent compensation consultant, Pearl Meyer & Partners, LLC, has periodically provided executive compensation consulting services to the Compensation Committee. The Compensation Committee reviewed the independence of the consultant under Nasdaq and SEC rules, and concluded that the work of the consultant has not raised any conflict of interest. The consultant is engaged directly by the Compensation Committee.

In the summer of 2021, the consultant provided services relating to a review of our CEO’s, CFO’s, and COO’s compensation arrangements, including a market analysis of long-term incentive plan designs. The Compensation Committee referred to this report in June 2021 when assessing compensation for Messrs. Marron and Raiguel, and Ms. Marion.

Relying on its 2019 market analysis, the consultant provided information regarding competitive market analysis of target pay levels and pay mix. While the consultant provided general observations on the Company’s compensation programs, it did not determine or recommend the amount or form of compensation for Messrs. Marron and Raiguel, or Ms. Marion.

The Compensation Committee approves the compensation for the NEOs based on its own evaluation, input from our CEO, internal pay equity considerations, the tenure, role, and performance of each NEO, as well as input from the compensation consultant and market data. The CEO is not present during any deliberations or voting regarding his own compensation.

Comparison Peer Groups

The Compensation Committee periodically reviews the compensation practices of peer companies as part of its decision-making process so it can set total compensation levels that it believes are reasonably competitive. In April 2019, the Compensation Committee reviewed multiple market data sets in analyzing competitive and appropriate compensation packages. One data set included seven of the companies that the Committee had previously identified. In determining our peer group in April 2019, we considered our revenue; net earnings; earnings before interest, taxes, depreciation and amortization (“EBITDA”); market capitalization; number of employees; ISS-selected peers; Industry GICS Code; and companies with whom we compete for customers. While we also viewed a number of other companies as potential peers in April 2019, because they are privately held and no compensation data was available for those entities, they were not included in our peer group. The Committee has not updated the peer group since its April 2019 determination.

Peer Group
PC Connection Inc.	Insight Enterprises, Inc.	CDW Corporation
PCM, Inc. (f/k/a PC Mall)	Presidio, Inc.	ScanSource, Inc.
ManTech International Corp.

 Presidio, Inc. was included in the peer group in prior years, but is no longer publicly traded and has been removed as a peer group company.

In addition to the peer group companies listed above, in April 2019, the Compensation Committee, in consultation with the consultant, considered the following market data sets:

The companies fell into four categories:  Data Processing and Outsourced Services, IT Consulting and Other Services, Technology Distributor, and Internet Services and Infrastructure.

They had a median revenue of $1.5 billion, compared to ePlus’ $1.4 billion, and a median market capitalization of $1.9 billion compared to ePlus’ $1.2 billion.

Six additional market data cuts were then developed based on those 80 companies:

Market Data Subset	Description/Rationale
ePlus’ Peers	Current Peers
Technology Distributors	Same sub-industry as ePlus
IT Services Companies	Same industry as direct peer Presidio
Technology Distributors and IT Consulting and Other Services	Same sub-industries as ePlus and direct peers (Presidio, CDW, Insight and Avent)
Companies with Similar Market Cap to Revenue Ratio	Reflects companies with similar valuation multiple as ePlus (defined range: 50% - 150% of ePlus multiple)
Companies with Similar 3-year Revenue Growth	Reflects companies with similar growth as ePlus (defined range: 50% - 150% of ePlus growth rate)

This broad range of data was considered by the Compensation Committee to ascertain whether the compensation for our executive officers is appropriately positioned above or below the median to properly reflect various factors, such as our companies’ performance, the unique characteristics of each executive’s position, and applicable retention considerations. The Compensation Committee does not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation at a particular percentile.

The Committee did not update its peer group or market data sets during the fiscal year ended March 31, 2022.

Alignment of Senior Management Team to Drive Performance

Our performance goals are designed to drive shareholder value creation by aligning members of senior management with our strategy and common performance goals. To match performance to our goals, the Company engages in extensive communications on what members of senior management, together with their teams, should strive toward to impact achievement of the Company’s goals. We believe this understanding of the link between individual, team, and Company performance helps the Company to focus on actions that have the greatest potential to drive the Company toward more profitable growth and shareholder value.

2022 EXECUTIVE COMPENSATION

The following table includes information concerning compensation earned by our NEOs during fiscal years 2022, 2021, and 2020.

2022 Summary Compensation Table

Name and Principal Position	Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
Mark P. Marron – President and Chief Executive Officer	2022	$846,154	$1,999,964	$2,050,000	$4,000	$4,900,118
	2021	$800,000	$1,799,979	$1,236,267	$3,700	$3,839,946
	2020	$800,000	$1,749,980	$1,480,778	$12,315	$4,043,073
Elaine D. Marion – Chief Financial Officer	2022	$465,385	$1,199,923	$1,100,000	$4,000	$2,769,308
	2021	$450,000	$1,049,958	$618,133	$3,700	$2,121,791
	2020	$450,000	$999,989	$740,389	$10,416	$2,200,794
Darren S. Raiguel – Chief Operating Officer	2022	$465,385	$1,199,923	$1,100,000	$4,000	$2,769,308
	2021	$450,000	$1,049,958	$618,133	$3,700	$2,121,791
	2020	$450,000	$999,989	$740,389	$9,391	$2,199,769

(1)
The values in this column represent the aggregate grant date fair values of restricted stock awards granted in the respective fiscal year, computed in accordance with Codification Topic Compensation—Stock Compensation. Assumptions used in calculating these values may be found in Note 13 of our financial statements in our 2022 Form 10-K. Each of these amounts reflect our expected aggregate accounting expense for these awards as of the grant date and do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs.

(2)
These amounts reflect cash payments under our 2018 CIP, which were earned during the fiscal year identified. For the fiscal year 2022, the amount also includes cash payments earned under our 2012 Employee LTIP, which were earned over a three-year performance period ending in the fiscal year identified. Both payments were received after the conclusion of the fiscal year in which they were earned. A detailed description of the fiscal year 2022 payments can be found in the CD&A.

(3)
Each of our executive officers received other compensation of $4,000 during fiscal year 2022, and $3,700 during fiscal years 2021 and 2020, in the form of an employer 401(k) match. The match is available on the same terms to all employees. The fiscal year 2020 also includes travel, meals, and entertainment costs for the NEOs’ family to attend the Company’s sales meeting. An in-person sales meeting was not held in fiscal years 2021 or 2022 due to the COVID-19 pandemic.

2022 Grants of Plan-Based Awards Table

The following table provides information regarding the grants of plan-based awards during fiscal year 2022 under the 2018 CIP and the Company’s 2021 Employee LTIP.

The numbers of shares and price per share herein have been retroactively adjusted to reflect a two-for-one stock split in the form of a stock dividend, which was completed on December 13, 2021, for shareholders of record at the close of business on November 29, 2021.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities	Exercise or Base Price of	Grant Date Fair Value of Stock
Name	Grant Date	Threshold	Target	Maximum	Stock or Units (#)(3)	Underlying Options (#)	Option Awards ($/Sh)	and Option Awards (4)
Mark P. Marron	6/15/2021				43,402	-	-	$1,999,964
(1)	7/19/2021	$87,500	$875,000	$1,750,000
(2)	7/3/2021	$68,750	$275,000	$412,500
Elaine D. Marion	6/15/2021				26,040	-	-	$1,199,923
(1)	7/19/2021	$47,500	$475,000	$950,000
(2)	7/3/2021	$37,500	$150,000	$225,000
Darren S. Raiguel	6/15/2021				26,040	-	-	$1,199,923
(1)	7/19/2021	$47,500	$475,000	$950,000
(2)	7/3/2021	$37,500	$150,000	$225,000

(1)
These amounts reflect award opportunities under the 2018 CIP and are described more fully in the CD&A under the heading “Annual Cash Incentive Awards” and subheading “Cash Incentive Awards for Fiscal Year 2022.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 200% of target values. Actual payments with respect to the awards for fiscal year 2021 (and paid in fiscal year 2022) are disclosed in the Non-Equity Incentive Plan Compensation column of the 2022 Summary Compensation Table.

(2)
These amounts reflect non-equity award opportunities under our 2021 Employee LTIP, and are more fully described in the CD&A under the heading “Long-Term Incentive Program.” Threshold amounts represent minimal level of achievement of the lowest weighted financial performance metric, and maximum amounts represent 150% of target values. These awards are earned on the third anniversary of the grant date to the extent the Company achieves a performance goal relating to growth in operating income.

(3)
These amounts represent the number of shares of restricted stock granted to the NEOs under our 2021 Employee LTIP. Equity awards granted to the executive officers and reflected in the 2022 Grants of Plan-Based Awards Table vest equally over a three-year period, and may be accelerated in limited circumstances as set forth in the Employee LTIP, award agreements, and/or employment agreements.

(4)
These amounts reflect the grant date fair value of the restricted stock granted in fiscal year 2022. This represents the aggregate amount that we expected to expense for such grants in accordance with Codification Topic Compensation—Stock Compensation over the grants’ respective service period. These amounts do not necessarily correspond to the actual values that will be expensed by us or realized by the NEOs. Assumptions used in calculating these values with respect to restricted stock awards may be found in Note 13 of our 2022 Annual Report.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table provides information concerning the outstanding equity-based awards as of March 31, 2022.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1)	Market Value of Shares or Units of Stock That Have Not Vested (2)
Mark P. Marron	92,892	$5,207,526
Elaine D. Marion	54,716	$3,067,379
Darren S. Raiguel	54,716	$3,067,379

(1)
The following table shows the dates on which the outstanding stock awards as of March 31, 2022, will vest, subject to continued employment through the vest date, or acceleration in limited circumstances as set forth in the 2021 Employee LTIP, award agreements, and/or employment agreements.

Vest Date	Mark P. Marron	Elaine D. Marion	Darren S. Raiguel
6/13/22	16,114	9,208	9,208
6/15/22	14,466	8,680	8,680
6/16/22	16,688	9,734	9,734
6/15/23	14,468	8,680	8,680
6/16/23	16,688	9,734	9,734
6/15/24	14,468	8,680	8,680

(2)	We calculated market value by multiplying the closing price of our common stock ($56.06) on the last business day of our fiscal year, March 31, 2022, by the number of shares in the first column.

Fiscal Year 2022 Options Exercised and Stock Vested

The following table sets forth information with respect to the shares of Company common stock acquired through vesting of restricted stock during our fiscal year 2022. There were no stock options outstanding during fiscal year 2022. The numbers of shares and price per share herein have been retroactively adjusted to reflect a two-for-one stock split in the form of a stock dividend, which was completed on December 13, 2021, for shareholders of record at the close of business on November 29, 2021.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (1)
Mark P. Marron	44,628	$2,042,323
Elaine D. Marion	25,610	$1,171,971
Darren S. Raiguel	27,278	$1,285,449

(1)
Market value was computed by multiplying the closing price of our common stock on the day of vesting by the number of shares acquired. Additionally, the restricted stock shares were net-share settled such that the Company withheld shares with value equivalent to the NEOs’ minimum statutory tax obligation for the applicable income and other employment taxes, and remitted cash to the appropriate taxing authorities. The amounts in the table represent the gross number of shares and value realized on vesting for each of the NEOs. The net number of shares acquired were: Mr. Marron, 27,780; Ms. Marion, 17,334; and Mr. Raiguel, 18,160.

Employment Agreements, Severance, and Change in Control Provisions

Our incentive plans for and employment agreements with our NEOs reflect our compensation philosophy. All of our employment agreements with our NEOs contain “clawback” provisions as required by Dodd-Frank and Sarbanes-Oxley.

In all cases, our NEOs’ receipt of severance payments is contingent upon their executing a release, and certifying that they will comply with certain confidentiality, non-competition, and non-solicitation provisions of the employment agreement.

The Company’s employment agreements with its NEOs are intended to comply with IRC Section 409A. The material terms of the employment agreements are described below. Also, pursuant to our 2021 Employee LTIP and standard award agreement, unvested stock issued to any employee will vest upon a “Change in Control,” as defined in the 2021 Employee LTIP.

Mark P. Marron
Chief Executive Officer

•	Mr. Marron’s currently effective agreement was amended and restated on December 12, 2017.

•
Mr. Marron’s agreement had an initial termination date of January 31, 2018, however, the agreement contains automatic two-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now January 31, 2024.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Marron is entitled to eighteen months of his base salary, in addition to a pro-rated payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. Additionally, the Company also would be responsible to pay Mr. Marron an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Marron and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause, or by Mr. Marron for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•	Mr. Marron’s employment agreement was amended on July 16, 2018, and effective April 1, 2018, to increase his base salary to $800,000, subject to future increases.

The table below summarizes the potential payments and benefits to Mr. Marron upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2022. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Target Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$1,357,512	$1,750,000	$570,820	$5,207,526	$-	$8,885,858
Change in Control (2)	$-	$-	-	$5,207,526	$-	$5,207,526
Death or Disability (3)	$1,357,512	$1,750,000	$570,820	$5,207,526	$-	$8,885,858

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Marron’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Marron’s employment agreement), see “Termination Without Cause, or for Good Reason” above.

(3)
The Cash Severance column assumes disability only for the cash severance and cash incentive awards. No cash severance is due in the event of death for the cash severance or cash incentive awards under our CIP.

(4)
In the event of disability, Termination without Cause or by Mr. Marron for Good Reason, all as defined in the agreement, Mr. Marron is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2022, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, for the awards whose performance period ends on March 31, 2022, and March 31, 2023, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. For the awards whose performance period ends on March 31, 2024, in the event the participant’s employment is terminated due to death or disability as defined in the 2021 Employee LTIP, or termination without cause as defined in any applicable employment agreement, the Company shall pay to the participant an amount based on targets modified as set forth in the agreement. The above table reflects the amount earned for the Cash Long-Term Incentive Awards granted on July 3, 2019, and the hypothetical payments as described herein for Awards granted on June 26, 2020, and November 8, 2021, as any such awards have been amended.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($56.06) on the last business day of our fiscal year, March 31, 2022.

Elaine D. Marion
Chief Financial Officer

•	Ms. Marion’s agreement was amended and restated on December 12, 2017.

•
Ms. Marion’s agreement had an initial termination date of July 31, 2018, however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of her agreement is now July 31, 2023.

•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Ms. Marion is entitled to twelve months of her base salary, in addition to a pro-rated amount of the payment under our CIP. Additionally, the Company would be required to pay to Ms. Marion an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Ms. Marion and her dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause or by Ms. Marion for good reason, she is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•	Ms. Marion’s employment agreement was amended on June 8, 2017, to increase her base salary to $450,000, subject to future increases.

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Triggering Event	Cash Severance	Target Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$520,676	$950,000	$291,667	$3,067,379	$-	$4,829,722
Change in Control (2)	$-	$-	-	$3,067,379	$-	$3,067,379
Death or Disability (3)	$520,676	$950,000	$291,667	$3,067,379	$-	$4,829,722

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Ms. Marion’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Ms. Marion’s employment agreement), see “Termination Without Cause, or for Good Reason”, above.

(3)
The Cash Severance column assumes disability only for the cash severance and cash incentive awards. No cash severance is due in the event of death for the cash severance or cash incentive awards under our CIP.

(4)
In the event of disability, termination without cause or by Ms. Marion for good reason, all as defined in the agreement, Ms. Marion is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2022, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, for the awards whose performance period ends on March 31, 2022, and March 31, 2023, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. For the awards whose performance period ends on March 31, 2024, in the event the participant’s employment is terminated due to death or disability as defined in the 2021 Employee LTIP, or termination without cause as defined in any applicable employment agreement, the Company shall pay to the participant an amount based on targets modified as set forth in the agreement. The above table reflects the amount earned for the Cash Long-Term Incentive Awards granted on July 3, 2019, and the hypothetical payments as described herein for Awards granted on June 26, 2020, and November 8, 2021, as any such awards have been amended.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($56.06) on the last business day of our fiscal year, March 31, 2022.

Darren S. Raiguel
Chief Operating Officer

•	Effective as of May 7, 2018.

•
Mr. Raiguel’s agreement had an initial termination date of July 31, 2019, however, the agreement contains automatic one-year successive renewal periods unless either party terminates the agreement 60 days prior to the end of the then-current term. As no notice of termination was provided, the expiration date of his agreement is now July 31, 2023.

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•
In the event of disability, termination without cause, or termination for good reason (all as defined in the agreement), Mr. Raiguel is entitled to twelve months of his base salary, in addition to a pro-rated amount of the payment under our CIP. Additionally, the Company would be required to pay to Mr. Raiguel an amount in cash equal to the cost of premiums the Company paid prior to the date of termination for Mr. Raiguel and his dependents’ qualified coverage under the Company’s medical, prescription, dental, and other health benefits, for 18 months.

•
In the event of termination without cause or by Mr. Raiguel for good reason, he is also entitled to, at the Company’s election, either the acceleration of unvested restricted stock, or cash in an amount equal to the value of the stock on the date of termination.

•	Mr. Raiguel’s employment agreement provides for a base salary of $450,000, subject to future increases.

The table below summarizes the potential payments and benefits to Mr. Raiguel upon the occurrence of certain triggering events. The table assumes a hypothetical effective date of termination of March 31, 2022. The table does not include accrued, unused vacation time, which is paid to all employees upon termination of employment, pursuant to ePlus’ policies.

Triggering Event	Cash Severance	Target Cash Incentive (4)	Cash Long-Term Incentive Award (5)	Equity-Based Compensation Awards (6)	Benefits	Total
Termination Without Cause, or for Good Reason (1)	$520,676	$950,000	$291,667	$3,067,379	$-	$4,829,722
Change in Control (2)	$-	$-	-	$3,067,379	$-	$3,067,379
Death or Disability (3)	$520,676	$950,000	$291,667	$3,067,379	$-	$4,829,722

(1)	“Termination Without Cause” and termination “for Good Reason” are defined terms in Mr. Raiguel’s employment agreement.

(2)
This row assumes no termination accompanies the change in control. In the event of a termination in connection with the change in control, without Cause or for Good Reason (as defined in Mr. Raiguel’s employment agreement), see “Termination Without Cause, or for Good Reason”, above.

(3)
The Cash Severance column assumes disability only for the cash severance and cash incentive awards. No cash severance is due in the event of death for the cash severance or cash incentive awards under our CIP.

(4)
In the event of disability, termination without cause or by Mr. Raiguel for good reason, all as defined in the agreement, Mr. Raiguel is entitled to a pro-rated amount of the payment under our CIP, to the extent that the Performance Goals have been met, with the payment to be made after the end of the fiscal year at the time the payment would have been made had there been no termination. The above table reflects the amount earned during the fiscal year ended March 31, 2022, and paid in the following fiscal year.

(5)
Pursuant to a Cash Long-Term Incentive Award made pursuant to our 2012 Employee LTIP, in the event the participant’s employment is terminated due to death, disability as defined in the 2012 Employee LTIP, or without cause as defined in any applicable employment agreement, for the awards whose performance period ends on March 31, 2022, and March 31, 2023, the Company shall pay to the Participant, or his or her estate, a pro-rated amount of the target award, based on the number of days elapsed before employment termination, divided by the number of days in the performance period. For the awards whose performance period ends on March 31, 2024, in the event the participant’s employment is terminated due to death or disability as defined in the 2021 Employee LTIP, or termination without cause as defined in any applicable employment agreement, the Company shall pay to the participant an amount based on targets modified as set forth in the agreement. The above table reflects the amount earned for the Cash Long-Term Incentive Awards granted on July 3, 2019, and the hypothetical payments as described herein for Awards granted on June 26, 2020, and November 8, 2021, as any such awards have been amended.

(6)
Pursuant to the 2021 Employee LTIP, and our standard restricted stock award agreements, upon death or a change in control, as defined by the 2021 Employee LTIP, all unvested stock for all employees will vest. The value of the equity-based compensation awards for all termination tables herein is calculated using the closing price of our common stock ($56.06) on the last business day of our fiscal year, March 31, 2022.

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2022 Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, the Company is required to provide annual disclosure of the ratio of the median of the total annual compensation of all employees of the Company (other than Mr. Marron, the Company’s CEO) to the total annual compensation of the principal executive officer, which for ePlus is our CEO, Mr. Marron. The purpose of the required disclosure is to provide a measure of the equitability of pay within the Company. ePlus believes its compensation philosophy and process yield an equitable result and presents such information as follows:
Median employee total annual compensation	Mr. Marron’s total annual compensation
$121,364	$4,900,118

Based on this information, for our 2022 fiscal year, the ratio of the annual total compensation of Mr. Marron to the annual total compensation of our median employee was estimated to be 40 to 1. This pay ratio is a reasonable estimate, calculated in a manner consistent with the applicable SEC requirements.

In determining our median employee, we considered the full annual compensation of all individuals who were employed throughout the entire 2021 calendar year, and annualized compensation for employees who joined ePlus during 2021, with the following adjustments. Our employee population, after taking into consideration the adjustments permitted by SEC rules and described below, consisted of approximately 1,494 individuals. We did not include our 51 non-U.S.-based employees in the calculation, which was less than 5% of our total workforce, and consists of 20 employees in the United Kingdom, 28 employees in India, and three employees in Singapore. We selected our median employee from the list of the remaining employees. To identify our median employee, we calculated compensation as the sum of (i) base salary, (ii) commissions, and (iii) equity that vested during the year, if any. Mr. Marron’s compensation was calculated using the same methodology that the Company used to calculate the CEO’s annual total compensation for the 2022 Summary Compensation Table described above.

Once we identified our median employee, we calculated his or her fiscal year 2022 annual total compensation under the Summary Compensation Table rules in a manner that is consistent with the calculation of our CEO’s compensation, without any adjustments or estimates. The SEC requirements for identifying our median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio we report may not be comparable to the pay ratio other companies report.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of March 31, 2022, about our common stock that may be issued upon the exercise of options, warrants, and rights under our prior equity compensation plans. It also provides information regarding the number of securities available for future issuance under our current equity compensation plans, under which there are no outstanding options, warrants, or rights.

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Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	-	n/a	3,218,524	(1)
Equity compensation plans not approved by security holders	-	n/a	-
Total	-		3,218,524

(1)
This number includes 218,524 shares reserved for issuance under the 2017 Non-Employee Director Long-Term Incentive Plan and available for future restricted stock awards, and 3,000,000 shares reserved for issuance under the 2021 Employee Long Term Incentive Plan.

PROPOSAL 3 – Ratification of the Selection of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending March 31, 2023

The Board and the Audit Committee recommend that the shareholders ratify the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. Deloitte is currently the Company’s independent registered public accounting firm, and the Audit Committee approved the selection and retention of Deloitte for fiscal year 2023.

Neither the Company’s Bylaws or other governing documents nor the law require shareholder ratification of the selection of Deloitte as the Company’s independent registered accounting firm. As a matter of good corporate practice, however, the Company is submitting the selection of Deloitte to the shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Deloitte. Even if the selection is ratified, the Audit Committee retains discretion to direct the selection of a different independent registered accounting firm at any time if the Audit Committee determines that such a change would be in the best interest of the Company and its shareholders.

Representatives of Deloitte are expected to attend the 2022 Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2023

AUDIT COMMITTEE REPORT

The Audit Committee’s report regarding the Company’s audited consolidated financial statements for the fiscal year ended March 31, 2022, is below. The information contained in this report is not soliciting material, is not deemed filed with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation of this proxy statement by reference.

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The Audit Committee has certain duties and powers as described in its written charter adopted by the Board, which is available on the Investors section of the Company’s website at https://www.eplus.com/investors/corporate-governance-legal/committee-charters. The Audit Committee is responsible primarily for assisting the Board in its oversight of the Company’s accounting and financial reporting processes, including audits of the Company’s financial statements and the integrity of its financial statements, determining the independent registered public accounting firm’s qualifications and independence, and evaluating the performance of the Company’s internal audit function and that of the independent registered public accounting firm. The Audit Committee does not itself prepare financial statements or perform audits. All members of the Audit Committee are “independent,” as required by applicable Nasdaq Listing Rules, as currently in effect, and in accordance with SEC rules and regulations, and each such member has the ability to read and understand fundamental financial statements.

Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements; establishment and effectiveness of internal controls over financial reporting; and maintenance of appropriate accounting and financial reporting principles, policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. Deloitte is responsible for planning and carrying out a proper audit of the Company’s annual financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles, and auditing the effectiveness of internal controls over financial reporting.

In performing its oversight role, the Audit Committee has considered and discussed the audited consolidated financial statements with management and Deloitte. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB. The Audit Committee has received the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. Deloitte has free access to the Audit Committee to discuss any matters Deloitte deems appropriate.

Members of the Audit Committee rely without independent verification on the information provided to them and on the representations of management and Deloitte. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the auditing standards of the PCAOB, that the consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that Deloitte is in fact “independent”, or the effectiveness of the Company’s internal controls.

Based on the reports and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2022. This report is provided by the following independent directors, who served on the Audit Committee during the 2022 fiscal year.

Submitted by the Audit Committee
Maureen F. Morrison, Chair
John E. Callies
C. Thomas Faulders, III
Ben Xiang

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Independent Registered Public Accounting Firm Fees and Independence

Deloitte has served as the Company’s independent registered public accounting firm since 1990. The Audit Committee of the Board has selected Deloitte as the Company’s independent registered accounting firm for the fiscal year ending March 31, 2023.

The following table presents the aggregate fees paid to or accrued by Deloitte for the audit of the Company’s annual consolidated financial statements, and all other professional services rendered by Deloitte, for the fiscal years ended March 31, 2022, and 2021:
	Fiscal 2022	Fiscal 2021
Audit Fees	$1,707,448	$1,680,303
Audit‐Related Fees	-	-
Tax‐Related Fees	-	10,000.00
All Other Fees	-	-
TOTAL FEES	$1,707,448	$1,690,303

Audit-Related Fees

Deloitte billed no audit-related fees for the fiscal years ended March 31, 2022, and 2021. Deloitte did not provide audit-related services during the last two fiscal years. The Audit Committee pre-approves all auditing services (which may entail providing comfort letters in connection with securities underwriting), and all audit-related services Deloitte provided to us, subject to a de minimis exception as set forth in the SEC’s rules.

Tax-Related Fees

Deloitte’s fees for tax-related services were $0 and $10,000 for the fiscal years ended March 31, 2022, and 2021, respectively.

All Other Fees

Deloitte provided no other services, and thus billed no other fees, for the fiscal years ended March 31, 2022, and 2021.

PROPOSAL 4 – Approval of the ePlus inc. 2022 Employee Stock Purchase Plan

On July 19, 2022, the Board adopted the ePlus inc. 2022 Employee Stock Purchase Plan (the “Purchase Plan”), subject to shareholder approval. The Purchase Plan is being submitted for shareholder approval to ensure that the Section 423 Component of the Purchase Plan (as described below) meets the requirements of IRC Section 423, as amended. If the Purchase Plan is not approved by our shareholders, the Purchase Plan will not become effective.

Shareholders are requested in this Proposal 4 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the Purchase Plan. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

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Overview of Proposed Purchase Plan
Background and Proposed Share Reserve
Our Board has unanimously adopted, subject to shareholder approval, the Purchase Plan for our employees and the employees of our participating subsidiaries. The Purchase Plan authorizes the issuance of 2,500,000 shares of our common stock.
The primary purpose of the Purchase Plan is to provide eligible employees with an opportunity to participate in the ownership of the Company by purchasing common stock of the Company at a discounted price through payroll deductions. The Purchase Plan is intended to benefit the Company as well as its shareholders and employees.
We firmly believe that the Purchase Plan is a necessary and powerful incentive and retention tool for our employees that will enable us to: (1) provide eligible employees with a convenient means of acquiring an equity interest in the Company, (2) enhance such employees’ sense of participation in the affairs of the Company, (3) further align such employees’ interest with those of our shareholders, and (4) provide an additional incentive for continued employment. We believe that our shareholders will correspondingly benefit from the increased interest on the part of participating employees in the profitability of the Company. Additionally, the Company will benefit from the periodic investments of capital provided by participants in the Purchase Plan.
Determination to Approve Purchase Plan
The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under such plans, each as of July 15, 2022, and the proposed share reserve under the Purchase Plan.
The Purchase Plan (subject to shareholder approval), our 2021 Employee LTIP, and the 2017 Director LTIP are the only equity incentive plans we currently have in place pursuant to which new equity awards may be granted.
	Number of Shares (#)	As a % of Shares Outstanding (1)	Dollar Value (2)
Current Plans
Outstanding equity granted under the 2021 Employee Long-Term Incentive Plan (3)	138,473	0.5%	$ 7,071,816.11
Shares remaining available for issuance under the 2021 Employee Long-Term Incentive Plan	2,861,527	10.6%	$ 146,138,183.89
Outstanding equity granted under the 2017 Non-Employee Director Long-Term Incentive Plan(4)	19,026	0.1%	$ 971,657.82
Shares remaining available for issuance under the 2017 Non-Employee Director Long-Term Incentive Plan	216,934	0.8%	$ 11,078,819.38
Legacy Plans
Outstanding equity granted under the 2012 Employee Long-Term Incentive Plan(5)	156,528	0.6%	$ 7,993,884.96
Purchase Plan
Proposed share reserve under Purchase Plan	2,500,000	9.3%	$ 127,675,000.00

(1)	Based on 26,891,568 shares of our common stock outstanding as of July 15, 2022.

(2)	Based on the closing price of our common stock on July 15, 2022, of $51.07 per share.

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(3)	Awards granted under our 2021 Employee Long-Term Incentive Plan will be settled in the Company’s shares and only includes restricted stock awards that vest over three years.

(4)	Awards granted under our 2017 Non-Employee Director Long-Term Incentive Plan will be settled in the Company’s shares and includes restricted stock awards that vest over two years.

(5)	Awards granted under our 2012 Employee Long-Term Incentive Plan will be settled in the Company’s shares and includes restricted stock awards that vest over three years.

Our Board has approved the Purchase Plan. In making its determination, the Board considered various factors in determining the appropriate share reserve under the Purchase Plan, including:
•
It is estimated that the shares reserved for issuance under the Purchase Plan (assuming approval of this Proposal 4) will be sufficient for awards for approximately ten years or the entire term of the Purchase Plan, noting that future circumstances, including employee participation rates and changes in our stock price, may change this. Based on the foregoing, we expect that we would require a new plan after the term of the Purchase Plan ends in ten years. However, we may need to increase the shares under the Purchase Plan, noting that the share reserve under the Purchase Plan could last for a longer or shorter period of time, which we cannot predict with any degree of certainty at this time.

•	The shares reserved for issuance is approximately 9.3% of our outstanding stock, as of July 20, 2022.
•	The ability of the ESPP to assist the Company in recruiting, retaining and motivating employees.
•	The estimated expense to the Company.

In light of the factors described above, and the fact that our Board believes that offering the Purchase Plan is important to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the Purchase Plan is reasonable and appropriate at this time.
Summary of the Purchase Plan
This section summarizes certain principal features of the Purchase Plan, subject to shareholder approval. The summary is qualified in its entirety by reference to the complete text of the Purchase Plan. Shareholders are urged to read the actual text of the Purchase Plan in its entirety which is set forth in Annex A to this proxy statement.
General
The Purchase Plan will provide a means by which employees are given an opportunity to purchase the Company’s common stock, to assist them to provide for their future security and to encourage them to remain employees of the Company and its subsidiaries. Employees will make such purchases by participation in the regular offering periods under the Purchase Plan.

The Purchase Plan will have two components to give the Company increased flexibility in the ability to grant purchase rights under the Purchase Plan to U.S. and to non-U.S. employees, subject to the Plan Administrator’s (as defined below) discretion. First, the Purchase Plan authorizes the grant of purchase rights to purchase shares of the Company’s common stock that are intended to qualify for favorable U.S. federal tax treatment (the “Section 423 Component”) under IRC Section 423. Second, to potentially facilitate participation for employees located outside of the U.S. in light of non-U.S. law and other considerations, the Purchase Plan also provides for the grant of purchase rights to purchase shares of the Company’s common stock that are not intended to be tax-qualified under IRC Section 423 (the “Non-Section 423 Component”). The Plan Administrator will designate offerings, if any, made under the Non-Section 423 Component and, except as otherwise determined by the Plan Administrator or as provided in the Purchase Plan, the Non-Section 423 Component will be operated and administered in the same manner as the Section 423 Component.

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Until the Purchase Plan has been approved by our shareholders, no purchase rights will be granted and no shares of the Company’s common stock will be issued under the Purchase Plan.
Plan Administration
The Purchase Plan will be administered by our Compensation Committee and a delegate of the Compensation Committee as provided under the Purchase Plan (the “Plan Administrator”). Subject to the provisions of the Purchase Plan, the Plan Administrator will determine all of the relevant terms and conditions of the purchase rights granted pursuant to the Purchase Plan, including the offerings under the Purchase Plan.
The Plan Administrator may adopt sub-plans, appendices, rules or procedures relating to the operation and administration of the Purchase Plan to facilitate participation in the Purchase Plan by employees who are outside the United States. Offerings intended to be made under the Non-Section 423 Component will be designated by the Plan Administrator at or prior to the time of such offering, which may be simultaneous with an offering under the Section 423 Component. Non-U.S. Subsidiaries may only become participating companies in the Non-Section 423 Component.
Authorized Shares
The maximum aggregate number of shares of the Company’s common stock that may be issued under the Purchase Plan is 2,500,000 shares, all of which may be issued under the Section 423 Component, and any such shares of common stock may be newly issued shares, treasury shares or shares acquired in the open market.
Changes in Capitalization
In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or any merger, sale of assets or other reorganization in which the Company is a party, appropriate adjustments will be made in the number and class of shares subject to the Purchase Plan and each purchase right and in the purchase price.
Eligibility
Only employees may participate in the Purchase Plan. For this purpose, an “employee” is any person who renders services to the Company or any of its subsidiaries which have been designated by the Plan Administrator as participating companies under the Purchase Plan. The following employees are excluded from participation: (1) any employee who has been employed for less than 30 days; and (2) with respect to the Non-Section 423 Component, any employee who is a citizen or resident of a country other than the United States if the grant of the purchase right is prohibited under the applicable law of the country governing such employee.
No employee will be granted a right to purchase the Company’s stock under the Purchase Plan if, immediately after such grant, such employee would own or hold the option to purchase 5% or more of the total combined voting power or value of all the Company’s common stock of the Company. Further, no employee may be granted a right to purchase shares of common stock that would exceed $25,000 in any calendar year.
As of June 30, 2022, the Company and its subsidiaries designated as participating companies under the Purchase Plan had 1,593 employees who were eligible to participate in the Purchase Plan had the Purchase Plan been in operation at such date.
Offering Periods
With the exception of the first offering period under the Purchase Plan, there will generally be one offering period under the Purchase Plan during each six-month period commencing June 1 and December 1 of each year of the Purchase Plan. The first offering period would commence on or about December 1, 2022, and will end on May 31, 2023.

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The Plan Administrator may establish different terms for one or more offering periods or different commencing or ending dates for such offering periods; however, no offering period for the Section 423 Component may exceed a term of 27 months.
Purchase Price
The purchase price per share at which shares will be sold in an offering under the Purchase Plan is 85% of the lesser of: (1) the fair market value of a share of the Company’s common stock on the offering date, or (2) the fair market value of a share of stock on the purchase date; provided that the purchase price is not less than the $0.01 par value per share of the common stock. The fair market value of the Company’s common stock on a given trading date is the closing price as quoted on the principal securities exchange on which the stock is then trading. On July 15, 2022, the closing price of the Company’s common stock on the Nasdaq Stock Market stock exchange was $51.07 per share.
Payment of Purchase Price; Payroll Deductions
The purchase price of the shares is generally accumulated by payroll deductions over the offering period unless payroll deductions are not permitted in a jurisdiction outside of the U.S. under the Non-Section 423 Component. Each participant may authorize automatic payroll deductions in flat dollar amounts as determined by the Plan Administrator and communicated to participants prior to an offering period. In any case, such contributions through payroll deductions may not exceed Twelve Thousand Five Hundred Dollars ($12,500) in the aggregate (or such lower amount determined by the Plan Administrator and communicated to the participants prior to an offering period). All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan and are included with the general funds of the Company. Funds received may be used by the Company for any corporate purpose. Interest will not be paid on sums deducted from a participant’s compensation unless required by applicable law. Any payroll deductions not applied to the purchase of shares will be refunded to the participant (other than amounts attributable to fractional shares, which amounts will be rolled over to the next offering period).
Share Proration
Should the total number of shares of the Company’s common stock which are to be purchased by all participants in the Purchase Plan on any exercise date exceed the number of shares then available for issuance under the Purchase Plan or the aggregate limit for an offering period established by the Plan Administrator, the Plan Administrator shall make a pro rata allocation of the remaining shares in as uniform manner as possible.
Holding Periods
After the shares of the Company’s common stock are issued to the participants, such shares may be subject to a holding period before being sold. Any holding periods will be at the discretion of the Plan Administrator.
Withdrawal from the Purchase Plan
A participant may withdraw from the Purchase Plan by signing and delivering to the Plan Administrator a notice of termination/withdrawal on a form provided by the Plan Administrator for such purpose at least 15 days before the end of an offering period. A participant may also elect to stop payroll deductions by delivering notice to the Company’s payroll office. A participant who voluntarily withdraws from the Purchase Plan may not resume participation in the Purchase Plan in the same offering for which he or she withdrew, but may resume participation in the Purchase Plan at a later time and participate in any subsequent offering.

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Termination of Employment or Eligibility
Termination of a participant’s employment for any reason, including retirement, disability (of more than three months unless a longer period is guaranteed by statute or contract) or death, or failure to remain an eligible employee, immediately terminates his or her participation in the Purchase Plan. In such event, the payroll deductions credited to the participant’s account since the last purchase date will be returned without interest to such participant. A participant whose participation has been terminated may become eligible to participate in the Purchase Plan again.
Effect of Transfer of Control
In the event of a change in control, the surviving entity will generally assume the Company’s rights and obligations under the Purchase Plan. If such entity does not assume the Company’s rights and obligations, the purchase date of the then current offering period shall be accelerated to a date before the date of the transfer of control. Any purchase rights that are neither assumed by the surviving entity nor exercised as of the date of transfer of control will terminate as of the date of the transfer of control.
Amendment or Termination
The Board may at any time amend or terminate the Purchase Plan, provided that such termination does not affect, or such amendment does not adversely affect, the purchase rights previously granted under the Purchase Plan. Additionally, an amendment to the Purchase Plan must be approved by the shareholders of the Company within 12 months of the adoption of such amendment if such amendment: (1) authorizes the sale of more shares of stock than are authorized for issuance under the Purchase Plan, (2) changes the definition of the entities that may be designated by the Plan Administrator as participating companies, or (3) requires shareholder approval under applicable law.
U.S. Federal Income Tax Consequences
The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the Purchase Plan. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Section 423 Component complies with IRC Section 423 and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a participant of a purchase right should rely on the advice of his or her legal and tax advisors.
As described above, the Purchase Plan has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.
Tax Consequences to U.S. Participants in the Section 423 Component
The right of participants to make purchases under the Section 423 Component are intended to qualify under the provisions of IRC Section 423. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the Purchase Plan. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of: (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

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If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.
Tax Consequences to Non-U.S. Participants in the Non-Section 423 Component
A Non-U.S. participant in the Non-Section 423 Component will have compensation income as determined under the applicable tax laws of the foreign country in which the participant is employed.
New Plan Benefits
Because the number of shares that may be purchased under the Purchase Plan will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. No purchase rights have been granted, or shares of common stock issued, under the Purchase Plan, with the first offering to commence on or about December 1, 2022, if the Purchase Plan is approved by the Company’s shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF
THE EPLUS INC. 2022 EMPLOYEE STOCK PURCHASE PLAN

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PROPOSAL 5 – Advisory Vote on Frequency of Future Advisory Votes to Approve Named Executive Officer Compensation

We are seeking input from our shareholders on how frequently we should seek an advisory vote on compensation of our named executive officers, such as Proposal No. 2 included in this proxy statement. By voting on this Proposal No. 5, shareholders may indicate whether they would prefer an advisory vote on our named executive officer compensation once every one, two, or three years.
Our Board of Directors believes that an annual advisory vote on named executive officer compensation will provide our shareholders with direct and timely input on our executive compensation program and is the most appropriate alternative for the Company.
Shareholders will be given the opportunity to vote on the following advisory resolution:
RESOLVED, that shareholders shall be given the opportunity to vote on an advisory resolution regarding the compensation of our named executive officers (vote for one alternative only):
•	every one year;
•	every two years; or
•	every three years.

You may cast your vote for your preferred voting frequency by choosing the option of one year, two years, three years, or abstain from voting when you vote.
We are asking our shareholders to indicate their support for a vote for every one (year on the advisory vote on the compensation of our NEOs by voting “FOR” the following resolution at our 2022 Annual Meeting:
“RESOLVED, that the shareholders of ePlus are provided an advisory vote on the compensation of our named executive officers every one year.”
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR AN ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY ONE YEAR

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FREQUENTLY ASKED QUESTIONS CONCERNING THE 2022 ANNUAL MEETING OF SHAREHOLDERS
Why did I receive these proxy materials?
These proxy materials are first being distributed on or about July 29, 2022, to the Company’s shareholders in connection with our Board’s solicitation of proxies to be voted at the 2022 Annual Meeting on September 15, 2022, at 8:30 am ET, at The Westin Washington Dulles Airport, 2520 Wasser Terrace, Herndon, Virginia, 20171, and any postponement or adjournment thereof. Although we currently plan to meet in person, ePlus will prioritize the health and well-being of our shareholders, directors, and employees during the COVID-19 pandemic. If appropriate, we may hold our 2022 Annual Meeting virtually over the Internet, at the above date and time, via live audio-only webcast. If we decide to conduct the 2022 Annual Meeting virtually, we will announce this change through a press release, the filing of additional solicitation material with the SEC, and on our website. We will provide instructions as to how you or your proxy holder may participate, vote, and examine a list of shareholders of record at the virtual 2022 Annual Meeting at that time. This proxy statement describes the matters on which you, as the Company’s shareholder, are entitled to vote. It also includes information that we are required to provide to you under SEC rules and is designed to assist you in voting your shares.
What is the purpose of the 2022 Annual Meeting?
At our 2022 Annual Meeting, shareholders will be asked to vote to (1) elect the eight director nominees named in this proxy statement for a term expiring at the 2023 Annual Meeting of Shareholders; (2) approve, on an advisory basis, the compensation of our NEOs; (3) ratify the appointment of the Company’s independent registered public accounting firm; (4) to approve the 2022 Employee Stock Purchase Plan, and (5) to approve, on an advisory basis, the frequency of future advisory votes to approve the compensation of our Named Executive Officers. See the sections entitled “Proposal 1 – Election of Directors,” “Proposal 2 – Advisory Vote to Approve Named Executive Officer Compensation,” and “Proposal 3 – Ratification of Independent Registered Public Accounting Firm” (4) “Proposal 4 – 2022 Employee Stock Purchase Plan,” and (5) Proposal 5 – Advisory Vote on Frequency of Future Advisory Votes to Approved Named Executive Officer Compensation.”
The Board does not know of any matters to be brought before the meeting other than as set forth in the Notice of 2022 Annual Meeting of Shareholders.
Who may attend the 2022 Annual Meeting?
Only holders of our common stock as of the close of business on our Record Date, which was July 20, 2022, or their duly appointed proxies, may attend the 2022 Annual Meeting. If you hold your shares through a broker, bank, or other nominee, you will be required to show the notice or voting instructions form you received from your broker, bank, or other nominee, or a copy of the statement (such as a brokerage statement) from your broker, bank, or other nominee reflecting your stock ownership as of our Record Date to be admitted to the 2022 Annual Meeting.
Who may vote at the 2022 Annual Meeting?
Holders of our common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the 2022 Annual Meeting. As of July 20, 2022, there were 26,891,568 shares of our common stock outstanding, which includes 314,027 unvested restricted shares entitled to vote at the 2022 Annual Meeting, with each share entitled to one vote.
How do I vote at the 2022 Annual Meeting?
Eligible shareholders may vote in one of four ways:
•	By telephone. Use the toll-free telephone number shown on your Notice or proxy card;
•	Via the Internet. Visit the Internet website shown on your Notice or proxy card and follow the on-screen instructions;
•	By mail. Date, sign, and promptly return your proxy card by mail in a postage prepaid envelope; or
•	In person. Deliver a completed proxy card at the meeting or vote in person.

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Voting instructions for eligible shareholders (including instructions for both telephonic and Internet voting) are provided under the heading “Voting Information” of this proxy statement and on the proxy card. The telephone and Internet voting procedures are designed to authenticate shareholder identities, allow shareholders to give voting instructions, and confirm that the shareholders’ instructions have been recorded properly. A control number, located on the Notice and the proxy card, will identify shareholders and allow them to submit their proxies and confirm that their voting instructions have been properly recorded. Costs associated with telephone and electronic access, such as usage charges from telephone companies and Internet access providers, must be borne by the shareholder. If you submit your proxy by telephone or via the Internet, it will not be necessary to return your proxy card. The deadline for voting by telephone or via the Internet is 11:59 p.m. ET on September 14, 2022.
What if I do not vote or do not indicate how my shares should be voted on my proxy card?
If an eligible shareholder does not return a signed proxy card or submit a proxy by telephone or via the Internet, and does not attend the meeting and vote in person, his or her shares will not be voted. Shares of our common stock represented by properly executed proxies received by us or proxies submitted by telephone or via the Internet, and which are not revoked, will be voted at the meeting in accordance with the instructions contained therein.
If you submit a properly completed proxy but do not indicate how your shares should be voted on a proposal, the shares represented by your proxy will be voted as the Board recommends on such proposal.
What if my shares of the Company’s common stock are held for me by a broker?
If you are the beneficial owner of shares held for you by a broker, your broker must vote those shares in accordance with your instructions. A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or other nominee does not have discretionary voting power for that item and has not received instructions from the beneficial owner.
•
Non-Discretionary Items. The election of directors (Proposal 1), the advisory vote to approve Named Executive Officer compensation (Proposal 2), the vote to approve the 2022 Employee Stock Purchase Plan (Proposal 4), and the advisory vote on the frequency of future advisory votes to approve Named Executive Officer compensation (Proposal 5) may not be voted on by your broker if it has not received voting instructions.

•
Discretionary Items. The ratification of Deloitte as the Company’s independent registered public accounting firm (Proposal 3) is a discretionary item. Generally, brokers that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

How can I change my votes or revoke my proxy after I have voted?

Any proxy signed and returned by a stockholder or submitted by telephone or via the Internet may be revoked or changed at any time before it is exercised at the 2022 Annual Meeting, or any adjournments or postponements thereof, by:
•	Mailing written notice of revocation or change to our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171;
•	Delivering a later-dated proxy (either in writing, by telephone, or via the Internet); or
•	Voting in person at the meeting.

Attendance at the meeting will not, in and of itself, constitute revocation of a proxy.
Will my votes be publicly disclosed?
No. As a matter of policy, shareholder proxies, ballots, and tabulations that identify individual shareholders are not publicly disclosed and are available only to the inspector of election and certain employees of the Company, who are obligated to keep such information confidential.

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Who will count the votes?
A representative of the Company’s Transfer Agent, Computershare, will serve as the inspector of election for the 2022 Annual Meeting, and will count the votes.
What if other matters come up during the 2022 Annual Meeting?
If any other matters properly come before the meeting, including a question of adjourning or postponing the meeting, the persons named in the proxies or their substitutes acting thereunder will have discretion to vote on such matters in accordance with their best judgment.
What constitutes a quorum at the 2022 Annual Meeting?
A quorum is required to transact business at the 2022 Annual Meeting. To constitute a quorum, there must be in attendance or represented by proxy a majority of the voting power of the outstanding capital stock entitled to vote at the 2022 Annual Meeting. Abstentions and broker non-votes count toward the establishment of a quorum.
How many votes are required to approve each matter to be considered at the 2022 Annual Meeting?
Proposal 1: Election of directors. Each of the eight nominees for director will be elected by a plurality of the shares present in person or by proxy at the 2022 Annual Meeting and entitled to vote on the election of directors, subject to the Company’s director resignation policy should any director not receive a majority of the votes cast. A plurality means that the nominees with the greatest number of votes are elected as directors up to the maximum number of directors to be chosen at the 2022 Annual Meeting. In the election of directors, Proposal 1, you may vote “for” each of the nominees or your vote may be “withheld” with respect to one or more of the nominees. Please note, however, that the Company’s Corporate Governance Guidelines provide that, in an uncontested election (that is, an election where the number of director nominees does not exceed the number of directors to be elected), if any nominee for director does not receive a majority of the votes cast, he or she is expected to tender his or her resignation in writing to the Chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the resignation tendered and shall make a recommendation to the Board whether to accept or reject the resignation, or whether other actions should be taken. The Board shall act on each such resignation, taking into account the recommendation of the Nominating and Corporate Governance Committee, within 90 days following the certification of the election results. If a director’s resignation is not accepted by the Board, then the director who tendered that resignation will continue to serve on the Board until the 2023 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier death, unconditional resignation, or removal. In the event of a contested election, director nominees who receive the most votes for the number of seats up for election will be elected. Broker non-votes and abstentions will not be counted as votes cast on the proposal and will therefore have no effect on the outcome of the proposal.
Proposal 2: Advisory vote to approve Named Executive Officer compensation. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to approve on an advisory, non-binding basis the compensation paid to our NEOs. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote on the proposal and will therefore have no effect on the outcome of the proposal.
Proposal 3: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm. The affirmative vote of the holders of a majority of the shares entitled to vote on the proposal, present in person or represented by proxy at the meeting, is required to ratify Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2023. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a negative vote.
Proposal 4: Approval of 2022 Employee Stock Purchase Plan.
The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to approve the 2022 Employee Stock Purchase Plan. Abstentions will be counted as present and entitled to vote on the proposal, and will therefore have the effect of a negative vote. Broker non-votes will have no effect.

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Proposal 5: Advisory vote on frequency of future advisory votes to approve Named Executive Officer compensation.
A plurality of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote at the meeting is required to approve the proposal. This means that the option (i.e., every one year, two years, or three years) that receives the most votes will be considered the preferred option. Abstentions and broker non-votes will not impact the outcome of the proposal.
Who pays to prepare, mail, and solicit the proxies?
The Company will bear the costs of solicitation of proxies for the 2022 Annual Meeting, including preparation, assembly, printing, and mailing of the Notice, this proxy statement, the Annual Report, the proxy card, and any additional information furnished to shareholders. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding any solicitation materials to such beneficial owners. Proxies may be solicited in person or by mail, telephone, or electronic transmission on our behalf by our directors, officers, or employees. However, we do not reimburse or pay additional compensation to our own directors, officers, or other employees for soliciting proxies.
OTHER MATTERS
Other Business

The Board knows of no other matters that will be presented for consideration at the 2022 Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy will have the discretionary authority to vote such proxy on such matters in accordance with their best judgment.
Annual Report on Form 10-K

A copy of our Annual Report, which includes our Form 10-K for the fiscal year ended March 31, 2022, as filed with the SEC, will be sent to any shareholder without charge upon written request addressed to Investor Relations, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171.
You may also obtain our Form 10-K via the SEC’s Internet site, www.sec.gov, or our Annual Report, which includes our Form 10-K, via our website, www.eplus.com/Investors/Pages/Annual-Reports.aspx.
Additional copies of the Annual Report, the Notice, this proxy statement, and the accompanying proxy may be obtained from our Investor Relations department at the address above.
Householding

Company shareholders who share an address may receive only one copy of the Notice or this proxy statement and the Annual Report from their bank, broker, or other nominee, unless contrary instructions are received. We will deliver promptly a separate copy of the Notice or this proxy statement and Annual Report to any stockholder who resides at a shared address and to which a single copy of the documents was delivered, if the shareholder makes a request by contacting our Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia, 20171, or by telephone at (703) 984-8400. If you wish to receive separate copies of the Notice or this proxy statement and the Annual Report in the future, or if you are receiving multiple copies and would like to receive a single copy for your household, you should contact your broker, bank, or other nominee.
Shareholder Proposals for the 2023 Annual Meeting of Shareholders
Shareholders have the opportunity to submit proposals for the 2023 Annual Meeting of Shareholders. To be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Shareholders, your shareholder proposal must be submitted in writing by March 31, 2023, to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. Proposals must be received by that date and satisfy the requirements of Rule 14a-8 under the Exchange Act to be included in the proxy statement and on the proxy card that will be used for solicitation of proxies by the Board for the 2023 Annual Meeting of Shareholders.

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In accordance with our Bylaws, if you wish to submit a proposal for consideration at next year’s Annual Meeting of Shareholders that is not to be included in next year’s proxy materials, or wish to nominate a candidate for election to the Board at next year’s Annual Meeting of Shareholders, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not more than 120  days nor later than 90 days in advance of  the first anniversary of this 2022 Annual Meeting if the 2023 Annual Meeting of Shareholders is held within 30 days of the anniversary of this 2022 Annual Meeting or, otherwise, within seven days after the first public announcement of the date of the 2023 Annual Meeting of Shareholders. Assuming that our 2023 Annual Meeting of Shareholders is held on schedule, to be “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, we must receive written notice of your intention to introduce a nomination or other item of business at that Meeting before June 16, 2023. If we do not receive written notice during that time period, or if we meet certain other requirements of the SEC rules, the persons named as proxies in the proxy materials relating to that Meeting will use their discretion in voting the proxies if any such matters are raised at the meeting.
A submission by an ePlus shareholder must contain the specific information required in ePlus’ Bylaws. If you would like a copy of ePlus’ current Bylaws, please write to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. ePlus’ current Bylaws may also be found on the Company’s website at https://www.eplus.com/investors/corporate-governance-legal/amended-and-restated-bylaws.
Results of the 2022 Annual Meeting
The preliminary voting results will be announced at the 2022 Annual Meeting. The final voting results will be tallied by the inspector of elections and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the 2022 Annual Meeting.
Additional Information about the Company
Although the information contained on, or accessible through, our website is not part of this proxy statement, you will find information about ePlus and our corporate governance practices at http://www.eplus.com/investors. Our website contains information about our Board, its Committees, and their charters; our Bylaws; and our Code of Conduct, Certificate of Incorporation, and Corporate Governance Guidelines. Shareholders may obtain, without charge, printed copies of the above documents by writing to the Corporate Secretary, at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171.
The Company’s principal executive offices are located at ePlus, 13595 Dulles Technology Drive, Herndon, Virginia 20171. The Company’s main telephone number is (703) 984-8400.
FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements made in the CD&A section of this proxy statement regarding the benefits and anticipated results of our compensation programs and the Compensation Committee’s plans and intentions relating thereto. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by law. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our Annual Report (accompanying this proxy statement), and in the periodic reports that we file with the SEC on Form 10-Q.

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON SEPTEMBER 15, 2022
The proxy materials for the Company’s the 2022 Annual Meeting, including our Annual Report on Form 10-K for the year ended March 31, 2022, and this proxy statement, are available online via the Company’s website at https://www.eplus.com/investors/investor-information/annual-meeting-proxy. Other information on the Company’s website does not constitute part of the Company’s proxy materials.
It is important that your proxy be returned promptly, whether by mail, by telephone or via the Internet. The proxy may be revoked at any time by you before it is exercised as described in this proxy statement. If you attend the meeting in person, you may withdraw any proxy (including a telephonic or Internet proxy) and vote your own shares as described in this proxy statement.
July 29, 2022	By Order of the Board of Directors

Erica S. Stoecker
Corporate Secretary, General Counsel, & Chief Compliance Officer

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ANNEX A
2022 EMPLOYEE STOCK PURCHASE PLAN

1.          ESTABLISHMENT, PURPOSE AND TERM OF PLAN.
1.1    ESTABLISHMENT.  The ePlus inc. Employee Stock Purchase Plan (the “Plan”) is established effective as of the date of approval of this Plan by the stockholders of the Company (the “Effective Date”). The Plan consists of two components, (i) a Section 423 Component that is intended to qualify as an “employee stock purchase plan” under Section 423, and which shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 and (ii) a Non-Section 423 Component. The Non-Section 423 Component is not intended to qualify under Section 423, and Purchase Rights shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Plan Administrator and designed to achieve tax, securities laws or other compliance objectives for Eligible Employees of Participating Companies outside of the United States. Except as otherwise determined by the Plan Administrator or as provided in the Plan, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component subject to compliance with Applicable Law. Offerings intended to be made under the Non-Section 423 Component will be designated by the Plan Administrator at or prior to the time of such Offering, which may be, but shall not be required to be, simultaneous with an Offering under the Section 423 Component.
1.2    PURPOSE.  The purpose of the Plan is to provide Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock.
1.3    TERM OF PLAN.  The Plan shall continue in effect until the earlier of its termination by the Board or the ten (10) year anniversary of the Effective Date.
2.          DEFINITIONS AND CONSTRUCTION.
2.1    DEFINITIONS.  Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:
(a)    “Applicable Law” means (i) United States federal and state securities, tax and other applicable laws, regulations and rules, including, without limitation, the Code, the Exchange Act and the Securities Act, (ii) applicable laws, regulations and rules of any foreign country where Purchase Rights are granted to Eligible Employees under the Non-Section 423 Component, and (iii) applicable rules of any stock exchange or quotation system on which shares of Stock are listed or quoted.
(b)     “Board” means the Board of Directors of the Company.
(c)    “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.
(d)    “Committee” means the Compensation Committee of the Board.
(e)    “Company” means ePlus inc., a Delaware corporation, or any successor corporation thereto.
(f)    “Compensation” means, with respect to any Offering Period, a Participant’s total compensation (base salary, commissions, bonuses and overtime) payable in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include reimbursements of expenses, allowances, short-term disability, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other equity, stock purchase or stock option plan.

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(g)    “Delegate” means any brokerage firm, bank or other financial institution, entity, or management Employee engaged, retained, appointed or authorized by the Committee to act or render services with respect to the Plan.
(h)    “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.
(i)    “Employee” means an individual who renders services to a Participating Company in the status of an employee; and, with respect to the Section 423 Component, an individual who is an employee of a Participating Company within the meaning of Section 3401(c) of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the Participating Company employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on a military leave, sick leave, disability or other bona fide leave of absence approved by the Company of three (3) months or less (or such longer period as guaranteed by statute or contract). In the event an individual’s leave of absence exceeds three (3) months, the individual shall be deemed to have ceased to be an Employee with respect to the Plan only on the first (1st) day following the third (3rd) month of such leave unless the individual’s right to continued employment or reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Plan Administrator shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be.
(j)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
(k)     “Fair Market Value” means, on any Trading Day, the closing price of a share of Stock as quoted on the principal securities exchange on which the Stock is then trading, including, without limitation, the Nasdaq Stock Market stock exchange.
(l)    “Non-Section 423 Component” means the portion of the Plan and those Offerings that are not intended to meet the requirements of Section 423, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Plan Administrator as part of such portion of the Plan.
(m)    “Offering” means an offering of Stock as provided in Section 6.
(n)    “Offering Date” means, for any Offering Period, the first Trading Day of such Offering Period.
(o)    “Offering Period” means a period established in accordance with Section 6.1.
(p)    “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.
(q)    “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.
(r)    “Participation Agreement” means an agreement in such form as specified by the Plan Administrator, stating an Eligible Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Eligible Employee’s Compensation.
(s)    “Participation Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Plan Administrator shall establish.
(t)    “Participating Company” means the Company or any Parent Corporation or Subsidiary designated by the Plan Administrator as a corporation the Employees of which may, if Eligible Employees, participate in the Plan, such designation to specify whether such participation is in the Section 423 Component or the Non-Section 423 Component (but not both).

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(u)    “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.
(v)    “Payday” means the regular and recurring established day for payment of Compensation to an Employee.
(w)    “Plan Administrator” means the Committee and any Delegate.
(x)    “Purchase Date” means, for any Offering Period, the last Trading Day of such Offering Period.
(y)    “Purchase Price” means the price at which a share of Stock is purchased under the Plan as determined in accordance with Section 9.
(z)    “Purchase Right” means a right granted to a Participant pursuant to the Plan to purchase shares of Stock with respect to an Offering Period as provided in Section 8.
(aa)   “Section 423” means Section 423 of the Code.
(bb)   “Section 423 Component” means the portion of the Plan and those Offerings under the Plan that are intended to meet the requirements of Section 423 including, without limitation, Code Section 423(b).
(cc)   “Securities Act” means the Securities Act of 1933, as amended.
(dd)   “Stock” means the common stock, par value $0.01 per share, of the Company, as adjusted from time to time in accordance with Section 4.2.
(ee)   “Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code; provided, however, that a limited liability company may also be a “Subsidiary” if (i) such limited liability company is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such limited liability company, or (ii) such limited liability company is classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such limited liability company would otherwise qualify as a “subsidiary corporation” as defined in Section 424(f) of the Code. Notwithstanding the forgoing, with respect to the Non-Section 423 Component, the term “Subsidiary” shall include any corporate or non-corporate entity in which the Company has a direct or indirect equity ownership interest.
(ff)    “Trading Day” means any day on which the national stock exchange upon which the stock is listed is open for trading.
2.2    CONSTRUCTION.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
3.          ADMINISTRATION.
3.1    ADMINISTRATION; SECTION 423 RIGHTS AND PRIVILEGES. The Plan shall be administered by the Plan Administrator. All questions of interpretation of the Plan, of any form of agreement or other document employed in the administration of the Plan, or of any Purchase Right shall be determined by the Plan Administrator (with the Committee having ultimate authority in the case of any conflict between the Committee and any Delegate) and shall be final, binding and conclusive upon all Employees, Participants and other persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Plan Administrator shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Section 423 Component shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. Non-U.S. Subsidiaries may only become Participating Companies in the Non-Section 423 Component. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

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3.2    POWER AND AUTHORITY OF PLAN ADMINISTRATOR.  In furtherance of the provisions of Section 3.1, the Plan Administrator shall have the power and authority to conduct the administration of the Plan in accordance with the provisions of the Plan including, without limitation but subject to compliance with Applicable Law including Section 423 with respect to the Section 423 Component, the following:
(a)    To construe and interpret the Plan (including, without limitation, the Section 423 Component and the Non-Section 423 Component), the terms of any Offering, and the terms of any Purchase Right.
(b)    To designate from time to time the Subsidiaries and Parent Corporation that shall be Participating Companies.
(c)    To establish and terminate Offerings and Offering Periods.
(d)    To determine how and when Purchase Rights shall be granted, and the provisions of each Offering, which need not be identical.
(e)    To correct any defect, omission or inconsistency in the Plan.
(f)    To exercise such powers and to perform such acts as the Plan Administrator determines necessary or proper to carry out the intent of the Plan including, without limitation, that the Section 423 Component be treated as an “employee stock purchase plan” within the meaning of Section 423.
(g)    To adopt, amend, terminate and administer, sub-plans and appendices applicable to certain Participating Companies, which sub-plans and appendices shall be designed to be part of the Non-Section 423 Component.
(h)    To employ third parties including, without limitation, consultants, brokers and third party administrators to assist in the administration of the Plan.
3.3    RULES, POLICIES AND PROCEDURES.  In furtherance of the provisions of Sections 3.1 and 3.2, the Plan Administrator may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code with respect to the Section 423 Component, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Plan Administrator, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes in the rate of payroll deduction during an Offering, (c) with respect to the Non-Section 423 Component, an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for any delay or mistake in processing an Enrollment Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable for the Section 423 Component to comply with the requirements of Section 423, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.
4.          SHARES SUBJECT TO THE PLAN.
4.1     NUMBER OF SHARES ISSUABLE.  Subject to adjustment as provided in Section 4.2, the aggregate number of shares of Stock that may be issued to Participants under the Plan shall be Two Million Five Hundred Thousand (2,500,000) shares of Stock, all of which may be issued under the Section 423 Component. Such shares of Stock may be newly issued shares, treasury shares or shares acquired in the open market.

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4.2    ADJUSTMENTS FOR CHANGES IN CAPITALIZATION.  In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Transfer of Control) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion.
Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.
5.          ELIGIBILITY.
5.1    EMPLOYEES ELIGIBLE TO PARTICIPATE.  Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:
(a)    Any Employee who has been employed by the Participating Company Group for less than thirty (30) days; and
(b)    With respect to the Non-Section 423 Component, any Employee who is a citizen or resident of a country other than the United States if the grant of the Purchase Right is prohibited under the Applicable Law of the country governing such Employee.
5.2    EXCLUSION OF CERTAIN EMPLOYEE STOCKHOLDERS.  Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such entities, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.
6.            OFFERINGS.
The Plan shall be implemented by sequential semi-annual Offerings of six (6) months duration or such other duration as the Plan Administrator shall determine. The first Offering Period shall commence on December 1, 2022, or such other date after the Effective Date as determined by the Plan Administrator, and shall have a term of six (6) months. Subsequent Offering Periods shall commence on or about June 1, and December 1, of each year and end on the last day of each such six month period, respectively. Notwithstanding the foregoing, the Board may establish a different term for one or more Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period for the Section 423 Component may exceed a term of twenty-seven (27) months. To the extent permitted by Treasury Regulation Section 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided the terms of the Offering thereunder comply with the requirements of Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
7.            PARTICIPATION IN THE PLAN.
7.1    INITIAL PARTICIPATION.  An Eligible Employee may become a Participant in an Offering Period by executing and delivering a properly completed Participation Agreement to the Plan Administrator or other person designated by the Plan Administrator not later than the Participation Date for such Offering Period. An Eligible Employee who does not deliver a properly completed and executed Participation Agreement on or before the Participation Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed and executed Participation Agreement on or before the Participation Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period, provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period, by complying with the requirements of this Section 7.1.To the extent permitted by Applicable Law and by the Plan Administrator, an Eligible Employee may submit any Participation Agreement, and any other required form or notice under the Plan, by means of an electronic form approved by the Plan Administrator.

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7.2    CONTINUED PARTICIPATION.  A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13.
A Participant who automatically participates in a subsequent Offering Period, as provided in this Section 7.2, is not required to execute and deliver any additional Participation Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may execute and deliver a new Participation Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Participation Agreement. Eligible Employees may not participate simultaneously in more than one Offering Period if the Company establishes concurrent Offering Periods.
8.            RIGHT TO PURCHASE SHARES.
8.1    GRANT OF PURCHASE RIGHT.  Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of a right to purchase that number of whole shares of Stock determined by dividing the amount of the Participant’s accumulated payroll deductions as of the Purchase Date by the applicable Purchase Price; provided, however, that in no event shall any Participant purchase more than Twelve Thousand Five Hundred Dollars ($12,500), or such lower dollar amount as determined by the Plan Administrator and communicated to Participants prior to the commencement of an Offering Period, of Stock on any Purchase Date, subject to the limitations of this Section 8 and adjustment pursuant to Section 4.2. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.
8.2    PRO RATA ADJUSTMENT OF PURCHASE RIGHT.  Notwithstanding the provisions of Section 8.1, if the Plan Administrator establishes an Offering Period of less than or more than six (6) months in duration, the Plan Administrator may adjust the maximum amount of Stock specified in Section 8.1 on a pro rata basis.
8.3    CALENDAR YEAR PURCHASE LIMITATION.  Notwithstanding any provision of the Plan to the contrary, no Purchase Right shall entitle a Participant to purchase shares of Stock under the Plan at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right has been outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied with respect to the Section 423 Component in conformance with Section 423(b)(8) of the Code.
9.            PURCHASE PRICE.
The Purchase Price for an Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date, or (b) the Fair Market Value of a share of Stock on the Purchase Date; provided, however, that the Purchase Price shall not be less than the $0.01 par value per share of Stock.

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10.            ACCUMULATION OF PURCHASE PRICE THROUGH PAYROLL DEDUCTIONS.
Unless with respect to the Non-Section 423 Component Applicable Law requires that Participants be permitted to pay for shares of Stock in cash, shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right shall be paid for by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:
10.1        AMOUNT OF PAYROLL DEDUCTIONS.  Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each Payday during an Offering Period shall be determined by the Participant’s Participation Agreement. The Participation Agreement shall set forth the amount of the Participant’s Compensation to be deducted on each Payday during an Offering Period in flat dollar increments of the Participant’s Compensation on such Payday not exceeding Twelve Thousand Five Hundred Dollars ($12,500) in the aggregate, or such lower amount as determined by the Plan Administrator and communicated in advance of the commencement of an Offering Period.
10.2        COMMENCEMENT OF PAYROLL DEDUCTIONS.  Payroll deductions shall commence on the first Payday practical following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.
10.3        ELECTION TO STOP PAYROLL DEDUCTIONS.  During an Offering Period, a Participant may elect to stop deductions from his or her Compensation by delivering to the Company’s payroll office or other designated office a notice to stock deductions (“Stop Notice”). The Stop Notice shall be effective beginning with the first full payroll period after the Stock Notice is received. However, the Plan Administrator may change the effective date of a Stop Notice from time to time. A Participant who elects to stop deductions pursuant to a Stop Notice shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.
10.4        PARTICIPANT ACCOUNTS.  Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions (or if applicable to the Non-Section 423 Component, cash payments by Participants) from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.
10.5        NO INTEREST PAID.  Interest shall not be paid on sums deducted from a Participant’s Compensation (or if applicable to the Non-Section 423 Component, cash payments by Participants) pursuant to the Plan unless, with respect to the Non-Section 423 Component, required by Applicable Law.
11.            PURCHASE OF SHARES.
11.1        EXERCISE OF PURCHASE RIGHT.  On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Offering or the Plan pursuant to Section 12 and whose participation in the Offering has not ended as a result of a termination of employment or eligibility pursuant to Section 13 shall, subject to the limitations set forth in Section 8 and Section 11, automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right.
11.2        LIMIT ON NUMBER OF SHARES PURCHASABLE IN OFFERING PERIOD.  Any provision herein to the contrary notwithstanding, the Plan Administrator may establish, effective for any future Offering Period, a limit on the aggregate number of shares of Stock which may be purchased under the Plan by all Participants during such Offering Period.

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11.3        PRO RATA ALLOCATION OF SHARES.  In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1 or the aggregate limit for an Offering Period established by the Plan Administrator pursuant to Section 11.2, the Plan Administrator shall make a pro rata allocation of the remaining shares of Stock in as uniform a manner as the Plan Administrator shall determine and, with respect to the Section 423 Component, as shall be compliant with Section 423.
11.4        DELIVERY OF SHARES.  As soon as practicable after each Purchase Date, the Company will deliver to each Participant the shares of Stock acquired by the Participant on such Purchase Date. Such shares may be evidenced in such manner as the Plan Administrator may determine and may be issued pursuant to the Company’s book-entry procedures. The Plan Administrator may require that such shares be deposited directly with a broker designated by the Company or to a designated agent of the Company; and the Company may utilize electronic or automated methods of share transfer. The Plan Administrator or the Company may require that shares be retained with such broker or agent until the earlier of a designated period of time or the sale of the shares and may establish procedures to permit tracking of dispositions of shares. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant.
11.5        RETURN OF CASH BALANCE.  Unless otherwise determined by the Plan Administrator in compliance with Applicable Law and communicated in advance of the commencement of an Offering Period, any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, such amount may be retained in the Participant’s Plan account to be applied toward the Participant’s purchase of shares of Stock in the subsequent Offering Period.
11.6        TAX WITHHOLDING; NO REPRESENTATIONS REGARDING TAXES.  At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, subject to Applicable Law, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations. Neither the Company, nor the Board nor the Plan Administrator makes any representation as to the tax treatment under Applicable Law relating to a Participant’s participation in the Plan or purchase of shares of Stock pursuant to the Plan.
11.7        EXPIRATION OF PURCHASE RIGHT.  Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.
11.8        REPORTS TO PARTICIPANTS.  Each Participant shall have access to, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such Purchase Date, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.5.
12.            WITHDRAWAL FROM PLAN.
12.1        VOLUNTARY WITHDRAWAL FROM THE PLAN.  A Participant may withdraw from the Plan by signing and delivering to the Plan Administrator a notice of withdrawal on a form provided by the Plan Administrator for such purpose. Such withdrawal may be elected at least fifteen (15) days (or such other number of days determined by the Plan Administrator and communicated prior to the commencement of an Offering Period) prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1.

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12.2        RETURN OF PAYROLL DEDUCTIONS.  Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall, in compliance with Applicable Law, be returned as soon as practicable after the withdrawal, without the payment of any interest, to the Participant, and the Participant’s participation in the Plan shall terminate.
13.            TERMINATION OF EMPLOYMENT OR ELIGIBILITY.
Upon a Participant’s ceasing to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.
14.            TRANSFER OF CONTROL.
14.1        DEFINITIONS.
(a)    A “Transfer of Control” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) a merger, consolidation or the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company where the stockholders of the Company before such transaction do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company after such sale or exchange; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company (other than a sale, exchange or transfer to one or more Subsidiaries); or (iv) a liquidation or dissolution of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transfer of Control, own the Company or the transferee corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the Company or multiple Transfer of Control transactions are related, and its determination shall be final, binding and conclusive.
14.2        EFFECT OF TRANSFER OF CONTROL ON PURCHASE RIGHTS.  In the event of a Transfer of Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), shall assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Transfer of Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Transfer of Control nor exercised as of the date of the Transfer of Control shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.
15.            NONTRANSFERABILITY OF PURCHASE RIGHTS.
A Purchase Right may not be encumbered, assigned, pledged or transferred in any manner otherwise than by will or the laws of descent and distribution upon the death of a Participant, and shall be exercisable during the lifetime of the Participant only by the Participant.

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16.            RESTRICTION ON ISSUANCE OF SHARES.
The issuance of shares of Stock under the Plan shall be subject to compliance with all Applicable Laws with respect to such securities. A Purchase Right may not be exercised if the issuance of shares of Stock upon such exercise would constitute a violation of any Applicable Laws or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.
As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law, and to make any representation or warranty with respect thereto as may be requested by the Company. The issuance of shares of Stock shall also be subject to the limitation upon the maximum number of shares of Stock that may be issued under the Plan.
17.            RIGHTS AS A STOCKHOLDER AND EMPLOYEE.
A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares of Stock are issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.
18.            NOTIFICATION OF SALE OF STOCK.
A Participant and a former Participant shall give the Company prompt notice of any disposition of shares of Stock, acquired pursuant to the Plan, within two (2) years from the Offering Date or one (1) year from the Purchase Date (the “Disqualifying Disposition Period”). Unless otherwise determined by the Plan Administrator, the Participant or former Participant must hold such shares of Stock in the Participant’s (or former Participant’s) name in any brokerage firm account specified by the Plan Administrator until the earlier of the expiration of the Disqualifying Disposition Period or the disposition of such shares by the Participant or former Participant.
19.            NOTICES.
All notices or other communications by a Participant to the Plan Administrator or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Plan Administrator or the Company at the location, or by the person, designated by the Plan Administrator or the Company for the receipt thereof.
20.            INDEMNIFICATION.
In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board, the Committee and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Plan Administrator is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

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21.            AMENDMENT OR TERMINATION OF THE PLAN.
The Board may at any time amend or terminate the Plan, except that (a) such termination shall not affect Purchase Rights previously granted under the Plan, except as permitted under the Plan, and (b) no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to qualify the Section 423 Component as an “employee stock purchase plan” pursuant to Section 423 or to obtain qualification or registration of the shares of Stock under Applicable Law).
In addition, an amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares of Stock than are authorized for issuance under Section 4 of the Plan, or would change the definition of the entities that may be designated by the Plan Administrator as Participating Companies, or if such stockholder approval is otherwise required by Applicable Law.
22.            DATA PRIVACY.
As a condition for participation in the Plan, each Eligible Employee and Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described herein by and among the Plan Administrator, the Participating Companies and their affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Plan Administrator, the Participating Companies and their affiliates may hold certain personal information about a Participant, including the Participant’s name, address, telephone number, birthdate, social security number, insurance number or other identification number, salary and Compensation, nationality, job title(s), shares of Stock held, the Participant’s beneficiary or legal representative and related information and participation details to implement, manage and administer the Plan and any Offering Period (collectively, the “Data”). The Plan Administrator, the Participating Companies and their affiliates may transfer the Data amongst themselves as deemed necessary to implement, administer and manage the Participant’s participation in the Plan and any Offering Period, and the Plan Administrator, the Participating Companies and their affiliates may transfer the Data to third parties assisting the Plan Administrator, the Participating Companies and their affiliates with Plan implementation, administration and management; and such recipients may be located in the Participant’s country or elsewhere, and the Participant’s country may have different data privacy laws and protections than such recipients’ countries. By participating in the Plan and in any Offering Period, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any Data transfer to a broker or other third party with whom the Plan Administrator, the Company or the Participant may elect to deposit any shares of Stock.
23.            GOVERNING LAW.
Except to the extent governed by Applicable Law that is United States federal law, the Plan and all Participation Agreements shall be administered, interpreted and enforced in accordance with the laws of the State of Delaware, disregarding any state’s choice of law principles regarding the application of a jurisdiction’s laws other than the State of Delaware.

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IN WITNESS WHEREOF, the undersigned Secretary of the Company certifies that the foregoing ePlus inc. 2022 Employee Stock Purchase Plan was duly adopted by the Board of Directors of the Company on July 19, 2022, and the stockholders of the Company on _______________, 2022.

Secretary

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e+ Where Technology Means More®

VOTE

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DESIGNATION (IF ANY)
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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted online or by phone must be received by 11:59 pm, Eastern Time, on September 14, 2022.

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Go to **www.envisionreports.com/PLUS** or scan the QR code — login details are located in the shaded bar below.

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2022 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and for every 1 YEAR on Proposal 5.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - BRUCE M. BOWEN	☐	☐	02 - JOHN E. CALLIES	☐	☐	03 - C. THOMAS FAULDERS, III	☐	☐
04 - ERIC D. HOVDE	☐	☐	05 - IRA A. HUNT, III	☐	☐	06 - MARK P. MARRON	☐	☐
07 - MAUREEN F. MORRISON	☐	☐	08 - BEN XIANG	☐	☐			

	For	Against	Abstain
2. Advisory vote (non-binding) on named executive officer compensation, as disclosed in the proxy statement.	☐	☐	☐
3. Proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.	☐	☐	☐
4. To approve the 2022 Employee Stock Purchase Plan.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
5. Advisory vote (non-binding) on the frequency of future advisory votes to approve named executive officer compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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2022 Annual Meeting Admission Ticket

2022 Annual Meeting of Shareholders of *e*Plus inc.

Thursday, September 15, 2022, 8:30 A.M. Eastern Time
Westin Washington Dulles Airport
2520 Wasser Terrace, Herndon, VA 20171

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/PLUS.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — *e*Plus inc.

Notice of 2022 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — September 15, 2022

Erica Stoecker and Amanda Dupree, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of *e*Plus inc. to be held on September 15, 2022, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2, 3, 4 and for every 1 YEAR on item 5.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C **Non-Voting Items**

Change of Address – Please print new address below.

Comments – Please print your comments below.